INSURANCE AGREEMENT

                                      among

                           MBIA INSURANCE CORPORATION

                                       and

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

                                       and

                         CHARTER MAC ORIGINATION TRUST I

                                       and

                            CHARTER MAC OWNER TRUST I

                                       and

                     CHARTER MAC FLOATER CERTIFICATE TRUST I

                                       and

                    FIRST TENNESSEE BANK NATIONAL ASSOCIATION
                             as Administrative Agent

                                       and

                               RELATED CHARTER LP,
                                   as Servicer

                                       and

              BAYERISCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,
                   as Liquidity Agent for the Liquidity Banks
                             and as an Insured Party


                            Dated as of May 21, 1998

                                TABLE OF CONTENTS


                              ARTICLE I DEFINITIONS
                                                                                          Page

SECTION 1.01   Definitions...................................................................3

                            ARTICLE II THE SURETY BONDS AND PREMIUM
SECTION 2.01   Commitment to Issue Surety Bonds; Increase of Commitment......................4
SECTION 2.02   Conditions Precedent to Issuance of the Surety Bonds..........................4
SECTION 2.03   Premium.......................................................................6
SECTION 2.04   Reimbursement.................................................................7
SECTION 2.05   Fees and Expenses.............................................................8
SECTION 2.06   Payments......................................................................8

                     ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 3.01   Representations, Warranties and Covenants.....................................9
SECTION 3.02   Further Representations and Warranties of Charter............................10
SECTION 3.03   Representations and Warranties of the Surety Provider........................12
SECTION 3.04   Affirmative Covenants of the Charter Entities................................13
SECTION 3.05   Negative Covenants...........................................................15
SECTION 3.06   Affirmative Covenants of the Surety Provider.................................16

         ARTICLE IV CONCENTRATION LIMITS; APPRAISALS AND VALUATIONS;NONAPPROVED BONDS

SECTION 4.01   Concentration Limits.........................................................17
SECTION 4.02   Appraisals and Valuations....................................................17
SECTION 4.03   Nonapproved Bonds............................................................18

   ARTICLE V EVENTS OF DEFAULT; REMEDIES; RIGHT OF THE CONTROLLINGPERSON TO DIRECT THE OWNER
                                TRUST AND THE COLLATERAL AGENT

SECTION 5.01   Defaults.....................................................................18
SECTION 5.02   Remedies; No Remedies Exclusive..............................................21
SECTION 5.03   Right of Controlling Person to Direct Actions of the Origination Trust,
               the Owner Trust and the Administrative Agent.................................22

                                 ARTICLE VI FURTHER AGREEMENTS

SECTION 6.01   Obligations Absolute.........................................................23
SECTION 6.02   Liability of the Surety Provider.............................................24
SECTION 6.03   Rights of Subrogation; Further Assurances....................................24
SECTION 6.04   Reimbursement of Expenses....................................................25
SECTION 6.05   Indemnification..............................................................25
SECTION 6.06   Reinsurance and Participations...............................................26
SECTION 6.07   No Proceedings...............................................................26

                                       2

SECTION 6.08   Successor Servicer...........................................................26
SECTION 6.09   Litigation...................................................................27
SECTION 6.10   Increased Costs; Increased Capital...........................................27
SECTION 6.12   Liquidity Surety Bond Assignment Obligation..................................29

                                   ARTICLE VII MISCELLANEOUS

SECTION 7.01   Amendments, Third-Party Rights...............................................30
SECTION 7.02   Notices......................................................................31
SECTION 7.03   No Waiver: Remedies and Severability.........................................32
SECTION 7.04   Binding Effect; Assignment...................................................33
SECTION 7.05   Termination of this Insurance Agreement and the Surety Bonds;
               Continuing Obligations.......................................................34
SECTION 7.06   GOVERNING LAW................................................................34
SECTION 7.07   CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL................................34
SECTION 7.08   No Recourse..................................................................35
SECTION 7.09   No Bankruptcy................................................................35
SECTION 7.10   Non-Petition.................................................................36
SECTION 7.11   Counterparts.................................................................36
SECTION 7.12   Captions.....................................................................36
SECTION 7.13   Notice of Limitation of Liability............................................37

EXHIBIT A             CERTIFICATE SURETY BOND

EXHIBIT B             LIQUIDITY SURETY BOND

EXHIBIT C             SCHEDULE OF BONDS

INSURANCE AGREEMENT


               INSURANCE AGREEMENT (the "Agreement"), dated as of May 21, 1998, by and among MBIA INSURANCE CORPORATION, a New York stock insurance company (the "Surety Provider"), CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY, a Delaware business trust ("Charter"), CHARTER MAC ORIGINATION TRUST I, a Delaware business trust (the "Origination Trust"), CHARTER MAC OWNER TRUST I, a Delaware business trust (the "Owner Trust," and an Insured Party as hereinafter defined), CHARTER MAC FLOATER CERTIFICATE TRUST I, a Delaware business trust (the "Certificate Issuer"), FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Administrative Agent and Custodian (the "Administrative Agent") pursuant to the Administration and Custody Agreement (as hereinafter defined), RELATED CHARTER LP (the "Servicer") and BAYERISCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as agent (the "Liquidity Agent") for the Liquidity Banks (as hereinafter defined) pursuant to the Liquidity Agreement (as hereinafter defined) and as an Insured Party.

                             PRELIMINARY STATEMENTS

               WHEREAS, pursuant to the contribution agreement (the "Charter Contribution Agreement"), dated as of May 21, 1998, by and between Charter and the Origination Trust, Charter will from time to time sell, assign, transfer and contribute Assigned Assets, including Bonds and Bond Collateral (each as hereinafter defined), to the Origination Trust;

               WHEREAS, pursuant to the contribution agreement (the "Origination Contribution Agreement"), dated as of May 21, 1998, by and between the Origination Trust and the Owner Trust, the Origination Trust will from time to time sell, assign, transfer and contribute such Assigned Assets, together with all of the Origination Trust's rights in, to and under the Charter Contribution Agreement, to the Owner Trust;

               WHEREAS, pursuant to the trust agreement (the "Owner Trust Agreement"), dated as of May 21, 1998, by and among the Managing Trustees, the Origination Trust and Wilmington Trust Company, as Registered Trustee, the Owner Trust will issue its Senior Certificate and its Residual Certificate (each as hereinafter defined) evidencing beneficial interests in the Owner Trust;

               WHEREAS, pursuant to the trust agreement (the "Certificate Issuer Trust Agreement"), dated as of May 21, 1998, by and between the Owner Trust and Wilmington Trust Company, as Registered Trustee, the Owner Trust will contribute the Senior Certificate to the Certificate Issuer and the Certificate Issuer will issue Low Floater Certificates (as hereinafter defined);

               WHEREAS, pursuant to the terms of the Certificate Issuer Trust Agreement, the

Low Floater Holders (as hereinafter defined) may tender the Low Floater Certificates to the Certificate Issuer for purchase upon seven days' notice;

               WHEREAS, pursuant to the Liquidity Agreement (the "Liquidity Agreement"), dated as of May 21, 1998, by and among the Owner Trust, the Certificate Issuer, the Tender Agent, the Liquidity Banks, the Liquidity Agent and the Surety Provider, the Liquidity Banks will advance funds to the Tender Agent, on behalf of the Certificate Issuer, solely for the purpose of purchasing Low Floater Certificates (i) that have been tendered for purchase and have not been remarketed by the Remarketing Agent (as hereinafter defined) or (ii) are subject to mandatory purchase pursuant to Section 6.13 of the Certificate Issuer Trust Agreement, for which Section 6.13 directs the Tender Agent to draw funds under the Liquidity Facility;

               WHEREAS, the Surety Provider is authorized to transact a surety and insurance business in the State of New York and, upon entering into this Insurance Agreement, subject to the terms and conditions set forth below, shall
(i) issue to the Owner Trust for the benefit of the owner of the Senior Certificate a surety bond in the form of Exhibit A hereto (as amended from time to time, the "Certificate Surety Bond") guaranteeing the payment of Senior Certificate Distribution Payments due on the Senior Certificate issued by the Owner Trust and the Senior Certificate Redemption Price for redemptions of the Senior Certificate (or portion thereof) pursuant to Section 6.5(b) of the Owner Trust Agreement, and (ii) issue to the Liquidity Agent a surety bond in the form of Exhibit B hereto (as amended from time to time, the "Liquidity Surety Bond" and, together with the Certificate Surety Bond, the "Surety Bonds") guaranteeing the repayment of the advances (together with the interest thereon) made by the Liquidity Banks under the Liquidity Facility (as hereinafter defined); and

               WHEREAS, Charter, the Surety Provider, the Origination Trust, the Owner Trust, the Certificate Issuer, the Administrative Agent and the Liquidity Agent desire to specify conditions precedent to the issuance by the Surety Provider of the Surety Bonds and to provide for certain other matters related thereto;

               NOW, THEREFORE, in consideration of the premises and of the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               Section I.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings given to such terms in Appendix A hereto which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

               (a) All defined terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

               (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

               (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

               (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

               (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified, consolidated, continued, extended or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                   ARTICLE II

                          THE SURETY BONDS AND PREMIUM

               SECTION II.1 Commitment to Issue Surety Bonds; Increase of Commitment.

               (a) The Surety Provider agrees, on the terms and subject to the conditions hereinafter set forth, including, without limitation, the conditions set forth in Section 2.02 hereof, to issue the Certificate Surety Bond and the Liquidity Surety Bond on the Date of Issuance.

               (b) The aggregate Outstanding Face Amount of Low Floater Certificates shall not at any time exceed the Facility Limit. The Facility Limit may be increased or decreased by agreement of the parties to this Agreement.

               SECTION II.2 Conditions Preecedent to Issuance of the Surety Bonds. The obligation of the Surety Provider under this Agreement to issue the Surety Bonds is subject to the satisfaction of the following conditions precedent:

               (a) On or prior to the Date of Issuance, the Surety Provider shall have received the following documents, each in form and substance satisfactory to the Surety Provider:

                              (i) Complete copies of each Transaction Document
               (other than the Surety Bonds), with each document to which Charter is a party being certified by Charter to be accurate and complete and in full force and effect;

                              (ii) A copy of the Private Placement Memorandum,
               certified by Charter to be final and complete, other than the information about the Surety Provider and Liquidity Banks that the Surety Provider and Liquidity Banks have provided for inclusion in the Private Placement Memorandum;

                              (iii) Copies, certified by an Authorized
               Representative of each of the respective Transaction Parties, dated the Closing Date, of (A) the respective organizational documents and (B) the resolutions of each of the governing body of each entity, or a duly authorized committee thereof (and of the equity owners of such entity, as may be necessary), authorizing the execution, delivery and performance by such Transaction Party of the Transaction Documents to which it is a party, and certified copies of all documents evidencing other necessary corporate action and Governmental Approvals, if any, with respect to this Agreement and the other Transaction Documents and the Transactions contemplated thereby;

                              (iv) A certificate, dated the Date of Issuance, of
               the appropriate Authorized Representative of each of the respective Transaction Parties certifying the names, offices and true signatures of all Authorized Representatives of such entity;

                              (v) Copies of officially certified documents,
               dated not more than 30 days prior to the Date of Issuance, evidencing the due organization and good standing of each Transaction Party in the jurisdiction in which it is organized;

                              (vi) A certificate, dated the Date of Issuance, of
               an Authorized Representative of each of the respective Transaction Parties certifying with respect to the respective entity that the representations and warranties of such entity set forth or incorporated by reference in this Agreement are true and correct as of the Date of Issuance as if made on the Date of Issuance;

                              (vii) A favorable legal opinion or opinions
               addressed to the Surety Provider, dated the Date of Issuance, from counsel to each of the respective Transaction Parties, as appropriate, in form and substance reasonably satisfactory to the Surety Provider and covering such matters as the Surety Provider shall reasonably request, together with a certificate from such counsel's client directing such counsel to deliver such opinion and certifying to such factual matters as may be appropriate in connection with the delivery of such opinions;

                              (viii) Evidence that each Bond Trustee has been
               notified to remit all payments in respect of the Bonds and the Bond Collateral to the Administrative Agent;

                              (ix) Evidence that the Administrative Agent is in
               possession of the Bonds in accordance with the Administrative and Custody Agreement; and

                              (x) Such other documents, certificates, receipts,
               instruments, approvals, licenses or consents (and, if requested by the Surety Provider, certified duplicates or executed copies thereof) or opinions as may be reasonably necessary to effect the Transactions, as the Surety Provider shall have reasonably requested prior to the Date of Issuance.

               (b) The Surety Provider shall have received an executed copy of all legal opinions, certificates and other documents required to be furnished to or by the respective Transaction Parties or their respective counsel in connection with the issuance of the Senior Certificate and the Low Floater Certificates (including, without limitation, all such opinions, certificates and other documents described in the Transaction Documents or required by any Rating Agency). Such documents shall be in form and substance satisfactory to the Surety Provider and each such legal opinion or certificate shall be addressed to the Surety Provider or accompanied by appropriate reliance letters to the Surety Provider except as otherwise agreed by the Surety Provider.

               (c) Ratings. The Surety Provider shall have received confirmation from each of the Rating Agencies that (i) the Senior Certificate is rated investment grade (within the meaning of each such Rating Agency's standard for investment grade), without consideration of the Surety Bonds, on the Date of Issuance, and (ii) the Low Floater Certificates, when issued, will be rated "AAA/A-1+" by Standard & Poor's and "Aaa/P-1" by Moody's.

               (d) Conditions and Representations. All conditions in the respective Transaction Documents relating to the Transactions shall have been satisfied or waived. Each of the representations and warranties of the respective Transaction Parties contained in the Transaction Documents shall be true on and as of the Date of Issuance as if made on the Date of

Issuance.

               (e) Senior Certificate; Low Floater Certificates. The Surety Provider shall have received specimens of the Senior Certificate and the Low Floater Certificates. Simultaneously with the issuance of the Surety Bonds, the Senior Certificate shall have been duly executed and authenticated and delivered to the Certificate Trust Agent on behalf of the Certificate Issuer and the Low Floater Certificates shall have been duly authenticated and delivered to The Depository Trust Company on behalf of the purchasers thereof.

               (f) No Legal Impediment. No Applicable Laws shall have been enacted, entered or deemed applicable by any court or Governmental Authority which would make the Transactions illegal or otherwise prevent the consummation thereof.

               (g) No Suit, Action or Proceeding. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or Governmental Authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transactions, which, if adversely decided, would have a Material Adverse Change with respect to any Transaction Party.

               (h) Information received. The Surety Provider shall have received any information which the Surety Provider shall have reasonably requested regarding the Bonds, the Assigned Assets, the Transaction Documents, the Transaction Parties and all other financing arrangements with respect thereto, and the Surety Provider shall have approved and accepted all such matters.

               (i) Fees Paid. The Surety Provider shall have received payment of all amounts due and payable to it on or prior to the Date of Issuance pursuant to any Transaction Document.

               SECTION II.3 Premium. On each Senior Certificate Distribution Payment Date, in consideration of the issuance by the Surety Provider of the Surety Bonds, the Owner Trust shall pay or cause to be paid to the Surety Provider the Surety Bond Premium. The Owner Trust shall receive a credit against its obligation to pay the Surety Provider the Surety Bond Premium to the extent the Surety Provider receives payment pursuant to Section 8.3(a) SIXTH(3) of the Owner Trust Agreement. The Surety Bond Premium shall be calculated on the basis of a 365-day year, and shall be nonrefundable without regard to whether the Surety Provider makes any payment under the Surety Bonds or any other circumstances relating to the Senior Certificate or the Low Floater Certificates, or provision being made for the payment of the Senior Certificate or the Low Floater Certificates prior to maturity. All payments of the Surety Bond Premium shall be made by wire transfer to an account designated from time to time by the Surety Provider by written notice to Charter, the Owner Trust and the Administrative Agent. Any failure to pay any Surety Bond Premium will not affect the Surety Provider's obligations under the Surety Bonds.

               SECTION II.4  Reimbursement

               (a) The Surety Provider shall be entitled to reimbursement for any payment made under the Certificate Surety Bond or the Liquidity Surety Bond. Such reimbursement shall be due and payable to the Surety Provider on the date that any amount (the "Reimbursement Amount") is to be paid pursuant to a Notice for Payment (as defined in the Surety Bonds), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unpaid (to the extent permitted by law, if in respect of any unpaid amounts representing interest), from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Reimbursement Rate. Amounts on deposit in the Collection Account, the Redemption Account under the Owner Trust Agreement, the Cash Trust Account and the Gainshare Account shall be available to pay the Reimbursement Amount in accordance with the priorities set forth in
Section 8.3(a) of the Owner Trust Agreement.

               (b) Reimbursement Related to Deposits. The Surety Provider shall be entitled to reimbursement from the Administrative Agent for payments made under the Surety Bonds as a result of Administrative Agent's failure to properly deposit or properly direct the deposit of any amount required to be deposited in the Collection Account or the Cash Trust Account pursuant to any Transaction Document after having received the moneys to make such deposits, together with interest from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Default Rate.

               (c) No Demand Required; Several Obligations. All amounts payable under this Section 2.04 are and shall be immediately due and payable on the date of payment thereof. Each of Charter and the Servicer agrees to pay to the Surety Provider the respective amounts to which the Surety Provider is entitled as set forth in clause (a) and (b) of this Section 2.04 with respect to the amounts owed by it and to pay interest at the Reimbursement Rate on any amounts described in clauses (a) and (b) of this Section 2.04 from the date payable or paid by such party until the payment thereof in full. In addition, Charter agrees to pay the Surety Provider interest at the Reimbursement Rate on any and all amounts described in Section 2.03 from the date due until payment thereof in full. Except as provided in this Section 2.04, the obligation to pay to the Surety Provider the Reimbursement Amount shall not be recourse to Charter, the Servicer (or any person or organization acting on any its behalf), the Administrative Agent, any Senior Holder or any Low Floater Holder or any Affiliate, officer or director of any of them. The Surety Provider shall have full recourse against the Administrative Agent with respect to amounts payable to the Surety Provider pursuant to paragraph (b) of this Section 2.04.

               SECTION II.5  Fees and Expenses.

               (a) Legal Fees. Charter agrees to pay or cause to be paid to the Surety Provider's attorneys, on the Date of Issuance, the Surety Provider's reasonable legal fees and disbursements incurred, in connection with the negotiation, execution and delivery of the Transaction Documents and the issuance of the Surety Bonds.

               (b) Other Transaction Expenses. Charter further agrees to pay all out-of-pocket costs and expenses reasonably incurred by the Surety Provider as of the Date of Issuance in connection with the Surety Provider's due diligence review of the Assigned Assets and the operations of Charter, the Manager, the Servicer, the Origination Trust, the Owner Trust and the Certificate Issuer and otherwise in connection with the Transactions (including, without limitation, rating agency, engineering, and appraisal fees and expenses). All such costs and expenses shall be payable on the Date of Issuance.

               (c) Costs of Any Modification or Enforcement. Charter agrees to pay all out-of-pocket costs and expenses (including reasonable fees and expenses of auditors, legal counsel and any Rating Agency) incurred by the Surety Provider in connection with (i) maintaining any rating on the Senior Certificate or Low Floater Certificates, (ii) any amendment, modification, waiver or similar action regarding any Transaction Document and/or (iii) any enforcement or exercise of the Surety Provider's rights or remedies under any Transaction Document.

               SECTION II.6  Payments.

               (a) All payments to the Surety Provider under this Article II shall be made in lawful currency of the United States and in immediately available funds and shall be made prior to 2:00 p.m. (New York City time) on the date such payment is due by wire transfer in accordance with the instructions attached hereto as Schedule 2.06 or to such other office or account as the Surety Provider may direct by notice to Charter, the Servicer, and the Administrative Agent. Payments received by the Surety Provider after 2:00 p.m. (New York City time) shall be deemed to have been received on the next succeeding Business Day, and such extension of time shall be included in computing interest, premiums, commissions or fees, if any, in connection with such payment.

               (b) Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest, premiums, commissions or fees, if any, in connection with such payment.

               (c) Unless otherwise specified herein, the Surety Provider shall be entitled to interest on all overdue amounts owed to the Surety Provider hereunder at a rate of interest equal to the Default Rate.

               (d) Unless otherwise specified herein, interest payable to the Surety Provider shall be calculated on the basis of a 365 day year and shall be payable on demand.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

               SECTION III.1 Representations, Warranties and Covenants.

               (a) Each of the parties hereto (other than the Surety Provider and the Liquidity Agent) represents and warrants to the Surety Provider and each other, as of the Date of Issuance, (i) it is duly organized, validly existing and in good standing in the jurisdiction of its organization, (ii) it has all requisite power and authority to (A) own its properties, (B) carry on its business as now conducted and proposed to be conducted, and (C) execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder in accordance with their respective terms, (iii) neither the execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party, nor the performance of its obligations hereunder or thereunder, will (A) conflict with or result in a breach or default under any of its organizational documents, any Applicable Laws or any material contract, agreement, mortgage, instrument or other undertaking to which it is a party or by which any of its properties is subject or (B) result in the creation or imposition of any Lien other than those created pursuant to the Transaction Documents, (iv) it has obtained any Governmental Approval required for the execution, delivery and performance by it of this Agreement and each of the other Transaction Documents to which it is a party, and such Governmental Approvals remain in full force and effect and are subject to no further administrative or judicial review, and no other Governmental Approval is necessary for the due execution, delivery and performance by any Charter Entity of this Agreement or such Transaction Documents, (v) there is no action, suit or proceeding pending against it in any court or by or before any Governmental Authority which would materially affect the ability of it to carry out the transactions contemplated by this Agreement or any of the other Transaction Documents to which it is a party, (vi) the execution, delivery and performance by it of this Agreement and each of the other Transaction Documents to which it is a party, have been duly authorized by all necessary corporate or other action on its part, (vii) this Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms,
(viii) all of the representations and warranties made by it in any other Transaction Document were true and correct when made and are true and correct as of the Date of Issuance and are hereby made by it as if the same were set forth in full in this Agreement, (ix) the execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby were not made
(A) in contemplation of the insolvency of any Person, (B) with the intent to hinder, delay or defraud any Person, any creditor of any Person or any federal banking agency, (C) after the commission of any act of insolvency by any Person or (D) without fair consideration, (x) its assets or capital are not unreasonably small in value in relation to its business, and its remaining assets or capital will not be unreasonably small in value in relation to and after giving effect to the consummation of the transactions contemplated hereby or by the other Transaction Documents to which it is a party, (xi) it is not insolvent at the time of, and will not be rendered insolvent by virtue of, the consummation of the transactions contemplated hereby or by the other Transaction Documents to which it is a party; and (xii) by consummating the transactions contemplated hereby or by the other Transaction Documents to which it is a party, it does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they become due.

               SECTION III.2 Further Representations and Warranties of Charter. Charter, on behalf of itself and the other Charter Entities, hereby further represents and warrants to the Surety Provider that:

               (a) Transaction Documents. The representations and warranties made by each Charter Entity in any of the other Transaction Documents to which it is a party were true and correct when made and are true and correct as of the Date of Issuance and are hereby incorporated by reference for the benefit of the Surety Provider as if fully set forth herein.

               (b) Senior Certificate and Low Floater Certificates. The Senior Certificate and Low Floater Certificates, when executed, authenticated and issued in accordance with the Owner Trust Agreement and Certificate Issuer Trust Agreement, respectively, will constitute the legal, valid and binding obligations of the Owner Trust and the Certificate Issuer, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, general reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws.

               (c) Securities and Registration and Legal Requirements. The offer and sale of the Senior Certificate and the Low Floater Certificates comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Neither the offer nor the sale of the Senior Certificate and the Low Floater Certificates has been or will be in violation of the 1933 Act, the 1939 Act or any other federal or state securities laws. Neither Charter, the Origination Trust, the Owner Trust or the Certificate Issuer is required to be registered as an "investment company" under the 1940 Act. The Senior Certificate and Low Floater Certificates are not required to be registered under the 1934 Act. Charter is not required to be registered as a broker, dealer or investment adviser. The Transactions do not violate any margin rules or regulations, including Regulations U, T and X of the Federal Reserve Board, or any usury or other laws limiting the rate of interest that may be contracted for, charged, or received.

               (d) Disclosure. On the Date of Issuance, the Private Placement Memorandum does not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to information contained in the Private Placement Memorandum which was provided by the Surety Provider, Liquidity Agent or Liquidity Banks.

               (e) Financial Information. Since the formation of Charter, there has been no Material Adverse Change with respect to Charter and its Affiliates.

               (f) Taxes. Each of the Charter Entities and their respective parent company or companies, if any, have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have not become delinquent, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to such Charter Entity.

               (g) Compliance with Applicable Law. Each Charter Entity is in compliance with all Applicable Laws, including all Governmental Approvals, except for non-compliances that, singly or in the aggregate, have not had and will not result in a Material Adverse Change with respect to such Charter Entity.

               (h) No Default. No Charter Entity is in default in the performance, observance or fulfillment of (i) any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Charter Entity or any of its property is bound, or (ii) any judgment, decree or order, except for defaults that, singly or in the aggregate, will not result in a Material Adverse Change with respect to such Charter Entity.

               (i) No Taxable Interest. No Charter Entity has taken any action or omitted to take any action and, without undertaking any independent investigation, knows of no action taken or omitted to be taken by any other Person or entity, which action, if taken or omitted, would cause the amounts distributed to the Low Floater Holders (excluding payments of the face amount on redemption or maturity) to be included in the gross income of such owners for Federal income tax purposes.

               SECTION III.3 Representation and warranties of the Surety Provider. Surety Provider represents and warrants to each of the Transaction Parties that:

               (a) Due Organization. It is a duly incorporated and subsisting New York stock insurance company authorized under an effective certificate of authority to do business in the State of New York, and in each jurisdiction where the failure to be so authorized under an effective certificate of authority would result in a Material Adverse Change with respect to the Surety Provider, individually or taken as a whole.

               (b) Power and Authority. The Surety Provider has all necessary power and authority to execute and deliver this Insurance Agreement and each Transaction Document to which it is a party, to issue the Surety Bonds and to perform all of its obligations hereunder and thereunder.

               (c) Due Authorization. The execution, delivery, and performance of this Insurance Agreement by the Surety Provider, the Surety Bonds and the other Transaction Documents to which it is a party:

                              (i) have been duly authorized by all necessary
               corporate action;

and

                              (ii) do not require any approvals or consents of,
               or any notice to or filing with, any person or governmental agency or department (except for filings with the Insurance Department of the State of New York, all of which have been made), the failure to obtain or make which would result in a Material Adverse Change with respect to the Surety Provider, individually or taken as a whole.

               (d) Valid and Binding Agreement. This Insurance Agreement, the Surety Bonds and the other Transaction Documents to which the Surety Provider is a party, when executed and delivered by all the parties thereto, will constitute the legal, valid and binding obligations of the Surety Provider, enforceable against the Surety Provider in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, conservation, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or law).

               (e) No Conflict. The execution, delivery and performance of this Insurance Agreement, the Surety Bonds and the other Transaction Documents to which the Surety Provider is a party do not contravene (i) the Surety Provider's charter or by-laws, (ii) any law, rule or regulation applicable to the Surety Provider, (iii) any material indenture, loan or credit agreement or other instrument binding on the Surety Provider or its property or (iv) any order, writ, judgment, award or injunction binding on or affecting the Surety Provider.

               (f) No Litigation. There are no actions, suits or proceedings at law or in equity by or before any governmental authority now pending, or, to the Surety Provider's knowledge, threatened, against the Surety Provider or its property which purport to challenge the legality, validity or enforceability of this Insurance Agreement, the Surety Bonds or the other Transaction Documents to which the Surety Provider is a party or which may reasonably be expected to have a material adverse effect on the Surety Provider's ability to perform its obligation under any such Transaction Documents.

               (g) No Default. The Surety Provider is not in default in the performance, observance or fulfillment of (i) any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which the Surety Provider or any of its property is bound, or (ii) any judgment, decree or order, except for defaults that, singly or in the aggregate, will not result in a Material Adverse Change with respect to the Surety Provider.

               (h) Disclosure. On the Date of Issuance, the information provided by the Surety Provider for inclusion in the Private Placement Memorandum is true, complete and correct.

               SECTION III.4 Affirmative Covenants of the Charter Entities. Each Charter Entity hereby covenants and agrees that during the term of this Agreement and until payment in full of all amounts payable to the Surety Provider under any Transaction Document, it will:

               (a) Performance of Obligations. Observe and perform fully and faithfully all of its respective obligations under this Agreement and each of the Transaction Documents to which it is a party.

               (b) Compliance with Law. Comply in all material respects with all Applicable Laws, such compliance to include, without limitation, paying and discharging, as the same may become due and payable, all taxes, assessments and other governmental charges or levies against or on any of its property, as well as claims of any kind that, if unpaid, might become a Lien upon any of its properties.

               (c) Reports and Financial Statements. Furnish or cause to be furnished to the Surety Provider:

                              (i) within 45 days after the end of each month, a
               Servicer's Report, a copy of which shall also be furnished to each Liquidity Bank;

                              (ii) within 60 days after the end of the first
               three fiscal periods in each fiscal year of Charter, a statement of financial condition of Charter and of The Related Companies, L.P. as at the end of such quarter, prepared in accordance with generally accepted accounting principles and certified, subject to changes resulting from subsequent audit adjustments, by the respective Authorized Representative with responsibility for financial reporting matters;

                              (iii) within 120 days after the end of each fiscal
               year of Charter, the Manager and the Servicer, a statement of financial condition of Charter and of The Related Companies, L.P. as at the end of such year, and a statement of revenues and expenses of Charter for such year, such financial statements to be audited by, and accompanied by an opinion of, independent certified public accountants of nationally recognized standing selected by Charter, the Manager and the Servicer, which opinion shall state that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise stated in such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

                              (iv) promptly after receipt thereof (unless
               already received by the Surety Provider), a copy of each certificate, report, statement, notice, demand, or other communication received by it from any Person in connection with the Senior Certificate or the Low Floater Certificates, this Agreement or any other Transaction Document that is material and had not otherwise been reported to the Surety Provider;

                              (v) within one Business Day after receipt thereof,
               a copy of each Certificate Trust Agent Report furnished by the Certificate Trust Agent;

                              (vi) within one Business Day after receipt
               thereof, such information received by it pursuant to any Transaction Document respecting the business, properties or the condition or operations, financial or otherwise, of any Charter Entity; and

                              (vii) such other information available to it and
               relating to the Assigned Assets, the Transaction Parties and the Transaction, as the Surety Provider may from time to time reasonably request in writing.

               (d) Notice of Defaults. Furnish to the Surety Provider, the Administrative Agent and the Liquidity Agent one Business Day after obtaining actual knowledge of the occurrence of an Event of Default, an Unmatured Event of Default, a Servicer Default, an Unmatured Servicer Default, an Event of Termination or an Unmatured Termination Event, notice of such event, and immediately after receiving any certificate, report, statement, notice, or other communication from Charter, the Servicer or the Owner Trust relating to any such event, a copy of any such communication.

               (e) Maintenance of Existence; Net Worth. Preserve and maintain its existence as a validly existing business trust (or limited partnership in the case of the Manager and the Servicer) in good standing under the laws of the State of Delaware. Each of the Origination Trust and the Owner Trust shall at all times maintain a positive net worth of at least $10,000 each.

               (f) Audits. Upon written request by the Surety Provider,

                              (i) permit the Surety Provider to participate in
               any audit conducted by the Administrative Agent pursuant to the provisions of the Owner Trust Agreement and

                              (ii) permit, at any time and from time to time
               during regular business hours, upon prior written notice, the Surety Provider to visit the offices of any Charter Entity to review the books, records and accounts of the Charter Entities relating to the Assigned Assets, the Transaction Documents and the Transactions.

               (g) Assignment. In consideration of this Agreement and the Surety Provider's execution and delivery of the Surety Bonds, the Origination Trust assigns all of its right, title and interest in the Charter Contribution Agreement to the Surety Provider and the Owner Trust assigns all of its right, title and interest in the Origination Trust Contribution Agreement and the Charter Contribution Agreement to the Surety Provider, including, without limitation the right to declare the occurrence of a Contribution Termination Date under each of the aforementioned Contribution Agreements, such assignment to be subject to the provisions of the Liquidity Pledge and Security Agreement.


               SECTION III.5 Negative Covenants. Each of the Charter Entities (other than Charter), and with respect to paragraphs (a), (e), (f), (g), (h),
(i) and (j), Charter agrees and
covenants that, without the Surety Provider's prior written consent, it will not during the term of this Insurance Agreement or until payment in full of all amounts payable to the Surety Provider under any Transaction Document:

               (a) Liens. Create, incur or assume any Lien, upon or with respect to any Assigned Assets other than pursuant to any of the Transaction Documents.

               (b) Mergers, Sales of Assets. Merge into or consolidate with any Person or assign, transfer, sell, or otherwise dispose of all or substantially all of its assets to any Person.

               (c) Limited Business. Engage in any business or other activity, directly or indirectly (including through a subsidiary), except those contemplated by the Transaction Documents.

               (d) Creation of Indebtedness. Create, incur, assume, or suffer to exist any Debt other than (i) with respect to any Transaction Documents, and
(ii) indebtedness in respect of taxes, assessments or governmental charges, and indebtedness in respect of claims for labor, materials or supplies to the extent that the nonpayment thereof shall result in the creation of a Lien.

               (e) Impairment of Rights. Take any action not required by law, or fail to take any lawful action, if such action or failure to take such action will interfere with the enforcement of any rights of the Surety Provider hereunder or under any Transaction Document.

               (f) Amendments or Waivers. Amend, waive or otherwise modify, after the date hereof, any provision of the Transaction Documents, including, without limitation, any waiver of any Event of Default, Unmatured Event of Default, Servicer Default, Unmatured Servicer Default, Event of Termination or Unmatured Termination Event or any of the Concentration Limits required by
Section 4.01 hereof.

               (g) Surety Provider Information. Include in any information memorandum for the Low Floater Certificates or any loan syndication memorandum, correspondence or other communication relating to the Low Floater Certificates, or any information concerning the Surety Provider that is not supplied or consented to in writing by the Surety Provider expressly for inclusion therein.

               (h) Termination of Trusts; Tax Exemption. Take any action or omit to take any action that, if taken or omitted, would result in the termination of the Origination Trust, the Owner Trust or the Certificate Issuer otherwise than as contemplated by the Transaction Documents, or would adversely affect the exclusion of Certificate Distribution Payments received by the owners of the Low Floater Certificates from gross income of such owners for Federal income tax purposes.

               (i) Delegation of Obligations. Delegate in whole or in part, except to the

Surety Provider, any of its obligations under this Insurance Agreement, consent to which will be not unreasonably withheld by the Surety Provider.

               (j) No Transfer of Residual Certificate. Permit, without the prior consent of the Surety Provider, the Residual Holder to sell, encumber, assign, pledge, convey or otherwise transfer the Residual Certificate other than as pledged pursuant to the Liquidity Pledge and Security Agreement.

               SECTION III.6 Affirmative Covenants of the Surety Provider. The Surety Provider agrees and covenants with the Owner Trust and the Liquidity Agent that during the term of this Insurance Agreement it will:

               (a) Compliance with Laws. Comply with all Applicable Laws, to the extent that noncompliance would result in a Material Adverse Change with respect to the Surety Provider.

               (b) Corporate Existence. Maintain its corporate existence and at all times continue to be a corporation organized under the laws of the State of New York, duly qualified to do business in each jurisdiction in which the failure to be so qualified would result in a Material Adverse Change with respect to the Surety Provider.

               (c) Financial Statements. Provide to the Administrative Agent, Charter and the Liquidity Agent (i) as soon as available and in any event within 120 days after the end of each fiscal year of the Surety Provider, a copy of the Surety Provider's financial statements, as delivered to the Superintendent of Insurance for the State of New York, for such fiscal year then ended and (ii) as soon as available and in any event within 90 days after the end of each fiscal quarter of the Surety Provider, a copy of the Surety Provider's unaudited financial statements for such fiscal quarter.

               (d) Other Information to the Administrative Agent. Provide to the Administrative Agent, Charter and the Liquidity Agent such other information as each may reasonably request in writing.


                                   ARTICLE IV

                CONCENTRATION LIMITS; APPRAISALS AND VALUATIONS;
                                NONAPPROVED BONDS

               SECTION IV.1 Concentration Limits. In addition to the covenants contained in Article III hereof, the Owner Trust shall comply with each and every one of the Concentrations Limits during the term of this Agreement and until payment in full of all amounts payable to the Surety Provider under any Transaction Document; provided, however, that the Owner Trust is not obligated to comply with the Concentration Limits during the first six months following the

Date of Issuance; provided further that after the occurrence of a Contribution Termination Date, the Owner Trust will no longer be obligated to comply with the Concentration Limits unless (i) the aggregate principal amount of Bonds held by the Owner Trust is equal to or less than 110% of the Outstanding Face Amount of Low Floater Certificates and (ii) six months have passed since the Date of Issuance.

               SECTION IV.2 Appraisals and Valuations. In the event any
Property shall experience Deteriorating Property Performance as determined by the Surety Provider, a new Appraised Value for such Property and Carrying Value for the Bond secured by such Property shall be determined. Determination of new Appraised Values and Carrying Values for each Property and Bond respectively also shall be required upon the occurrence of an Event of Default. In addition, new Appraised Values and/or Carrying Values of Properties and Bonds, respectively, may be required, from time to time, as a condition of extension of the Facility Termination Date. The cost of all appraisals shall be borne by Charter; provided that if more than one appraisal on a particular Property is conducted in a particular year at the request of the Surety Provider, the Surety Provider shall pay for the additional appraisals. The Surety Provider shall have the right to select the entity that will conduct appraisals and determine Appraised Values. If an appraisal is unacceptable to Charter, Charter will be entitled, at its expense, to have an additional appraisal conducted. If such appraisal indicates a higher Appraised Value for the related Property, Charter and the Surety Provider shall select and retain a third independent appraiser to determine which of the two appraisals shall be the Appraised Value. The cost of such determination shall be borne equally by Charter and the Surety Provider.

               SECTION IV.3 Nonapproved Bonds. Any Bonds contributed to the Owner Trust must be approved by the Surety Provider in writing prior to such contribution. The Bonds listed on Schedule C hereto have been approved by the Surety Provider. Any Bonds contributed to the Owner Trust that have not been approved in writing by the Surety Provider ("Nonapproved Bonds") will constitute part of the Trust Property (as defined in the Owner Trust Agreement); provided, however, that until such time as (i) the Bonds are approved in writing by the Surety Provider and (ii) Moody's and S&P have stated in writing that the increase in the Outstanding Face Amount of the Senior Certificate to reflect any portion of the principal amount of the such Bonds will not result in a reduction or withdrawal of the then current rating assigned to the Low Floater Certificates, the Senior Certificate shall not be increased to reflect any portion of the principal amount of such Nonapproved Bonds. Each party to this Agreement (other than the Administrative Agent) who has knowledge of a Nonapproved Bond being held by the Owner Trust hereby agrees to give notice of such Nonapproved Bond to the Administrative Agent.


                                    ARTICLE V

              EVENTS OF DEFAULT; REMEDIES; RIGHT OF THE CONTROLLING
            PERSON TO DIRECT THE OWNER TRUST AND THE COLLATERAL AGENT

               SECTION V.1 Defaults. The occurrence of any of the following events shall constitute an Event of Default hereunder:

               (a) Any representation or warranty made by any Charter Entity hereunder or under any other Transaction Document (other than those representations and warranties contained in Section 4(b) of the Charter Contribution Agreement and such representations and warranties as incorporated by reference into any other Transaction Document), or in any certificate furnished hereunder or under any Transaction Document, shall prove to be untrue or incomplete in any material respect on any date when made;

               (b) Charter or any Charter Entity shall fail to pay any amount payable by such Person, as applicable, under any Transaction Document, (i) with respect to any Reimbursement Amount or Surety Bond Premium, when due, and (ii) with respect to any other amount payable other than the Reimbursement Amount or Surety Bond Premium, within 5 Business Days, without giving effect to any grace period provided in any of the Transaction Documents;

               (c) Any failure on the part of any Charter Entity duly to observe or perform in any material respect any of the covenants or agreements on the part of such Charter Entity, as applicable, contained in this Agreement (other than those specified in paragraphs (a) and (b) above and paragraphs (g) through
(i) below) or any other Transaction Document which continues unremedied for a period of 30 days after notice of such failure, which period may be extended for another 30 days if, in the judgment of the Surety Provider, the Charter Entity is diligently attempting to cure said breach;

               (d) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future Bankruptcy Law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against any Charter Entity and such decree or order shall have remained undischarged or unstayed for a period of 90 consecutive days;

               (e) Any Charter Entity shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Charter Entity or of or relating to all or substantially all of its property;

               (f) Any Charter Entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable Bankruptcy Law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (g) A Level I Trigger Event shall have occurred and has not been cured within 180 days from the Level I Trigger Date;

               (h) A Level II Trigger Event shall have occurred and has not been cured within the earlier of (i) 90 days after the Level II Trigger Date, or (ii) 180 days from the Level I Trigger Date that occurred because of the related event;

               (i) A Level III Trigger Event or Level IV Trigger Event has occurred;

               (j) Any Charter Entity is an investment company under the Investment Company Act of 1940;

               (k) The Owner Trust shall for any reason fail to possess good and marketable title to the Assigned Assets and to all other property in the Owner Trust, free and clear of all Liens, except as provided in the Transaction Documents;

               (l) Any judgment or order for the payment of money or the issuance of warrants in excess of $50,000 shall be rendered against any Charter Entity and such judgment shall remain unsatisfied and either (i) the time for filing any appeal has expired and enforcement proceedings have been commenced by any creditor upon such judgment or order and shall remain unstayed or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, dismissed or bonded pending appeal or, in the case of a judgment or order the entire amount (other than an amount not in excess of $50,000) of which is covered by insurance, is the subject of a binding agreement with the plaintiff and the insurer covering payment therefor;

               (m) Any final, nonappealable judgment or order for the payment of money or the issuance of warrants in excess of (i) $5,000,000 has been rendered against Charter and has not been paid, or (ii) $100,000 shall be rendered against any of the Charter Entities other than Charter;

               (n) Failure to replace the Servicer upon the occurrence of a Servicer Default in accordance with the Servicing Agreement;

               (o) Failure of Charter to substitute an Alternate Credit Facility in lieu of the Surety Provider within two years after the Facility Termination Date;

               (p) Any Advance by any Liquidity Bank under the Liquidity Agreement is outstanding for two years;

               (q) Failure of Charter to substitute an Alternate Liquidity Facility in the event the Liquidity Facility is not renewed within two years after the Liquidity Commitment Termination Date, except where such Liquidity Commitment Termination Date was caused due to a Liquidity Event of Default described in Section 6.01(a), (b), (c) or (d) of the Liquidity Agreement; or

               (r) Any provision of this Agreement or any other Transaction Document shall for any reason other than by the express terms thereof cease to be valid and binding on any party thereto, or any Transaction Party (other than the Surety Provider) shall so assert in writing.

               SECTION V.2 Remedies; No Remedies Exclusive.

               (a) Pursuant to the terms of the Owner Trust Agreement and this Agreement, upon the occurrence of an Event of Default, the Surety Provider may:

                              (i) inform the Administrative Agent and the Owner
               Trust of the occurrence of any Event of Default and any other information the Surety Provider may have with respect to the performance of any Charter Entity under this Agreement;

                              (ii) take whatever action at law or in equity as
               may appear necessary or desirable in its judgment to collect the amounts then due under this Agreement or any Transaction Document or to enforce performance and observance of any obligation, agreement or covenant of any Charter Entity under this Agreement or any Transaction Document;

                              (iii) direct the Liquidity Collateral Agent to
               exercise any remedy available under the Liquidity Pledge and Security Agreement; or

                              (iv) if the Surety Provider, and not the Liquidity
               Agent, is the Controlling Person, take all actions necessary to maintain the Assigned Assets and other Bond Collateral of the Origination Trust and the Owner Trust, by exercising all rights to direct the actions of the Origination Trust and the Owner Trust to maintain, negotiate, sell, exchange, liquidate, or otherwise dispose of the Trust Property (as defined in the Owner Trust Agreement). After the occurrence of an Event of Default, the Surety Provider shall have the sole right to direct the actions of the Origination Trust, the Owner Trust and the Certificate Issuer (other than the power to appoint Trustees of the Trust pursuant to Section 3.1 of the Origination Trust Agreement, the Owner Trust Agreement and the Certificate Issuer Trust Agreement); provided that if a Liquidity Trigger Date has occurred and the Liquidity Agent is the Controlling Person, then the Liquidity Agent shall have those rights until such time as all Liquidity Obligations have been paid in full and the Liquidity Facility has terminated.

               (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved to the Surety Provider is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, any Transaction Document or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement or upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed by the Surety Provider to be expedient. In order to entitle the Surety Provider to exercise any remedy reserved to the Surety Provider in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this

Article.

               (c) Upon learning that an Event of Default exists under this Agreement, the Surety Provider will promptly give notice of the existence of such Event of Default to the Administrative Agent.


               SECTION V.3 Right of Controlling Person to Direct Actions of the Origination Trust, the Owner Trust and the Administrative Agent. Each of the Owner Trust and the Administrative Agent agrees that following the Controlling Person's written request it will take or refrain from taking any action, and exercise or refrain from exercising any rights of the Owner Trust or the Administrative Agent under the Transaction Documents in the manner described in the Controlling Person's written request, provided, however, that the obligation of the Owner Trust and the Administrative Agent to take or refrain from taking, or to exercise or refrain from exercising any such action or rights shall be limited to those actions and rights that can be exercised or taken (or not exercised or taken, as the case may be) in full compliance with the provisions of the Transaction Documents and applicable law. Without limiting the generality of the preceding sentence, each of the Owner Trust and the Administrative Agent agrees that, subject to the proviso clause in the next preceding sentence, it will, upon the Controlling Person's prior written request following the occurrence of the respective events or conditions described below, take, or cause to be taken, the following actions:

               (a) upon the occurrence and continuance of a Servicer Default,
(i) deliver a Servicer Termination Notice, thereby causing a Servicer Transfer to take place, (ii) designate a Person selected by the Controlling Person as the Successor Servicer thereunder and (iii) give notice of such Servicer Termination Notice and designation of Successor Servicer to the Administrative Agent;

               (b) upon the occurrence and continuance of an Event of Default
(i) declare the Facility Termination Date to have occurred, (ii) cause the Owner Trust to cease purchasing or otherwise acquiring any additional Assigned Assets,
(iii) pursuant to the Owner Trust Agreement, direct the Servicer to commence or settle any legal action to enforce collection of any amounts then due and payable under any Bonds and to enforce any rights with respect to any Bond Collateral or other Assigned Assets relating thereto, (iv) notify Bond Trustees to make payments thereon as designated by the Controlling Person and exercise all other remedies of the Owner Trust and/or the Administrative Agent on its behalf as set forth in the Owner Trust Agreement, and (v) give notice of any action taken pursuant to this subsection (b) to the Administrative Agent.

               (c) with respect to the Administrative Agent, request from the Owner Trust, Charter or the Servicer, under the Servicing Agreement, any information, documents, records, or reports respecting the assets comprising the Trust Property (as defined in the Owner Trust Agreement) or the conditions or operations, financial or otherwise, of Charter or the Servicer as the Controlling Person may specify from time to time.

                                   ARTICLE VI

                               FURTHER AGREEMENTS

               SECTION VI.1 Obligations Absolute. The obligations of the parties to this Agreement are absolute and unconditional and will be paid or performed strictly in accordance with the respective terms thereof, irrespective of:

               (a) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, the Transaction Documents;

               (b) any amendment or waiver of, or consent to departure from the Surety Bonds or the Transaction Documents to the extent such do not result in a default with respect to payment under the Surety Bonds and does not materially and adversely affect the obligations of the Charter Entities under this Agreement or the Transaction Documents;

               (c) the existence of any claim, set-off, defense or other rights any party may have at any time against any Charter Entity, any beneficiary or any transferee of the Surety Bonds (or any persons or entities for whom the Administrative Agent, any such beneficiary or any such transferee may be acting), or against any other person or entity whether in connection with the Transaction Documents, the Transactions or any unrelated transactions;

               (d) any statement or any other document presented under or in connection with any Transaction Document (including any Notice for Payment) proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (e) the inaccuracy or alleged inaccuracy of any Servicer's Certificate or Notice of Payment upon which any drawing under the Surety Bond is based;

               (f) payment by the Surety Provider under the Surety Bonds against presentation of a draft or certificate which does not comply with the terms of the respective Surety Bond; provided that such payment shall not have constituted gross negligence or willful misconduct of the Surety Provider;

               (g) the bankruptcy or insolvency of the Surety Provider, the Certificate Issuer or of either Insured Party, or any other Transaction Party, provided that it is understood that in the event the Surety Provider's debt ratings are downgraded by a Rating Agency and the Surety Bonds are returned to the Surety Provider, then the Surety Provider shall be entitled to no further premiums hereunder or under the Owner Trust Agreement or under the Certificate Issuer Trust Agreement, and provided further that obligations hereunder of the Servicer, the Origination Trust, the Owner Trust, the Certificate Issuer, the Administrative Agent and Charter incurred before the return of the Surety Bonds shall remain in effect;

               (h) any default or alleged default of the Surety Provider under the Surety Bonds other than a default with respect to payment thereunder;

               (i) any defense based upon the failure of Charter to receive all or part of the proceeds of the sale of the Senior Certificate or of the Servicer to receive any or all of the servicing fee or other compensation required under the Servicing Agreement or otherwise, or any nonapplication or misapplication of the proceeds of any drawing upon the Surety Bonds; or

               (j) any other circumstance or happening whatsoever, provided that the same shall not have constituted gross negligence or wilful misconduct of the Surety Provider, and to the extent that such circumstance or happening does not result in a default with respect to payment under the Surety Bonds.

               SECTION VI.2 Liability of the Surety Provider. Each of the Charter Entities agrees that neither the Surety Provider, any of its Affiliates, nor any of their respective officers, directors, or employees, is or will be liable or responsible for (except to the extent of its own or their gross negligence or willful misconduct):

               (a) the use which may be made of the Surety Bonds by another Person, or for any acts or omissions of such other Person in connection therewith; or

               (b) the validity, sufficiency, accuracy, or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent, or forged.

In furtherance and not in limitation of the foregoing, the Surety Provider may accept documents that appear on their face to be in order, without responsibility for further investigation. The provisions of this Section 6.02 shall survive the termination of this Agreement.

               SECTION VI.3 Rights of Subrogation; Further Assurances. The interests, rights, and remedies of the Surety Provider described in Sections
5.02 and 5.03 of this Insurance Agreement are in addition to, and not in lieu of, the Surety Provider's equitable rights of subrogation, and the Surety Provider reserves all of such rights; provided that the Surety Provider shall not exercise such rights of subrogation until all Liquidity Obligations have been paid in full. Each of the Charter Entities, the Insured Parties, the Certificate Issuer and the Administrative Agent agrees to take, or cause to be taken, all reasonable actions deemed desirable by the Surety Provider to preserve, enforce, perfect, or maintain the perfection in the Surety Provider's favor of such interests, rights, and remedies and such equitable rights of subrogation.

               For the avoidance of doubt, the parties hereto acknowledge and agree that receipt of any payment under a Surety Bond shall not constitute (x) a reduction of any unpaid amounts of principal or interest of advances outstanding under the Liquidity Agreement or of the Senior Certificate outstanding under the Owner Trust Agreement, or (y) a discharge of any other obligations whatsoever of the Certificate Issuer under the Liquidity Agreement or of the Owner

Trust under the Owner Trust Agreement.

               SECTION VI.4 Reimbursement of Expenses. Charter agrees to remit to the Surety Provider, promptly upon receipt by Charter of written demand therefor by the Surety Provider, all reasonable out-of-pocket costs, expenses, and disbursements, including reasonable attorneys' fees and expenses and other costs and expenses incurred by the Surety Provider in connection with the preparation, execution, delivery, administration, modification, amendment, termination, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, either of the Surety Bonds, each of the other Transaction Documents to which it is a party, and any other agreement related to the foregoing (including, without limitation, any reasonable out-of-pocket costs in respect of initial and ongoing audit and due diligence of the Surety Provider reasonably incurred in connection with this transaction), and Charter agrees to direct the Administrative Agent to pay over to the Surety Provider any amounts received by it under the Owner Trust Agreement in respect of any such demand for payment by the Surety Provider. Without prejudice to the foregoing, Charter agrees that in the event that the Surety Provider seeks to enforce any of its rights hereunder against the Owner Trust, Charter shall remit to the Surety Provider, after written demand therefor, all reasonable out-of-pocket costs, expenses, and disbursements, including attorneys' fees and expenses and other such costs and expenses incurred by the Surety Provider in connection with the enforcement of such rights. The reimbursement provisions of this Section 6.04 will survive the termination of this Agreement.

               SECTION VI.5 Indemnification. In addition to any and all rights of reimbursement, subrogation or any other rights pursuant hereto or under law or equity, and without limiting any reimbursement or indemnification right of the Surety Provider under any Transaction Document, Charter hereby agrees to pay, indemnify, and hold the Surety Provider and its Affiliates and the officers, directors, employees of the Surety Provider or any such Affiliates (each an "Indemnitee") harmless from and against any and all out-of-pocket liabilities (including penalties), obligations, losses, damages, actions, suits, demands, claims, judgments, taxes, costs, expenses or disbursements of any kind or nature whatsoever that arise out of or in any way relate to or result from or out of (a) any material breach of any representation or warranty made by any Charter Entity in Section 3.01 and 3.02 hereof (other than representations and warranties contained in Section 4(b) of the Charter Contribution Agreement incorporated by reference herein), (b) failure of any Charter Entity to pay the Surety Provider any fees or expenses pursuant to any Transaction Document, (c) any taxes imposed upon the Surety Provider arising out of the transactions contemplated by the Transaction Documents (other than the income taxes imposed on the Surety Bond Premium and other income earned by the Surety Provider pursuant to the Fee Letter), (d) any violation of any Environmental Law at any Property, or (e) any investigation or defense of, or participation in, any legal proceeding relating to the execution, delivery, enforcement, performance or administration of the Transaction Documents (whether or not such Indemnitee is a party thereto) (collectively, the "Indemnified Liabilities"); provided that Charter shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any Indemnitee. Any payments required to be made by Charter under this section shall be due upon demand. The indemnity provisions of this section shall survive the termination of this Agreement.

               SECTION VI.6 Reinsurance and Participations. Each of the Transaction Parties acknowledges that the Surety Provider shall have the right to grant participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Surety Bond, provided that (i) the Surety Provider gives Charter prior written notice of any such participation or reinsurance contract, (ii) the Surety Provider agrees that any such disposition will not alter or affect in any way whatsoever the Surety Provider's direct obligations hereunder and under the Surety Bonds, (iii) that any reinsurer or participant will not have any rights against any Transaction Party and that none of the Transaction Parties shall have any obligation to have any communication or relationship whatsoever with any reinsurer or participant in order to enforce the obligations of the Surety Provider hereunder and under the Surety Bonds, and
(iv) no such participation or reinsurance agreement or arrangement shall be executed if such transaction would adversely affect any then current rating of any Senior Certificate or the Low Floater Certificates.

               SECTION VI.7 No Proceedings. Each of the Surety Provider, the Liquidity Agent and the Administrative Agent hereby agrees (which agreement shall, pursuant to the terms of this Agreement, be binding upon its successors and assigns) that it shall not institute against, or join any other Person in instituting against, any Charter Entity any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing Low Floater Certificate or Senior Certificate or other rated indebtedness issued by the Owner Trust or the Certificate Issuer is paid.

               SECTION VI.8 Successor Servicer. Any successor Servicer, by accepting its appointment pursuant to the Servicing Agreement (a) shall agree to be bound by the terms, covenants and conditions contained herein applicable to the Servicer and subject to the duties and obligations of the Servicer hereunder, and (b) shall agree to indemnify and hold harmless the Surety Provider from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Surety Provider may incur (or which may be claimed against the Surety Provider) by reason of the negligence or willful misconduct of the successor Servicer in exercising its powers and carrying out its obligations as Servicer under the Servicing Agreement. No such appointment shall make the successor Servicer responsible with respect to any liabilities of the outgoing Servicer incurred prior to such appointment or for any acts, omissions or misrepresentations of such outgoing Servicer. No such appointment shall make the initial Servicer responsible with respect to any liabilities of the successor Servicer incurred after such appointment or for any acts, omissions or misrepresentations of such successor Servicer.

               SECTION VI.9 Litigation. Each of Charter, Servicer, Owner Trust, Certificate Issuer and the Administrative Agent shall (i) provide written notice to the Controlling Person immediately upon obtaining actual knowledge of the commencement of any judicial proceeding (including, without limitation, bankruptcy, insolvency, receivership, and other such proceedings) which relates to, or arises in connection with, the Owner Trust Agreement or the Trust Property (as defined in the Owner Trust Agreement) (each, a "Relevant Proceeding"); (ii) consult with the Controlling Person with respect to, and the Controlling Person may participate in any discussions and decisions relating to any such Relevant Proceeding with a view towards minimizing the potentially adverse effect that such Relevant Proceeding may have on the Controlling Person's interest in the Trust Property (as defined in the Owner Trust Agreement) or the Owner Trust Agreement and (iii) shall not agree to any settlement of any such Relevant Proceeding without the Controlling Person's prior written consent. The Controlling Person may elect at any time after receipt of the notice described in the first sentence of this Section 6.09, to assume responsibility for and control over the Relevant Proceeding. Such election shall be made by delivery to the Administrative Agent of a written notice thereof, signed by the Controlling Person, which notice shall contain the Controlling Person's agreement to pay for, and indemnify each Charter Entity and the Administrative Agent against any claims, demands, liabilities, damages, losses, costs, and expenses (including attorneys' fees and expenses accrued only from the date the Controlling Person assumed control over such Relevant Proceeding) that may be incurred by each such Person in connection with such Relevant Proceeding.

               SECTION VI.10 Increased Costs; Increased Capital.

               (a) If, after the date hereof due to either (i) the introduction of or any change in or to the interpretation of any law or regulation by the governmental authority that promulgated or administers compliance with such law or regulation (other than laws or regulations with respect to income taxes) or
(ii) the compliance with any guideline or request from any state insurance regulator or other governmental authority, rating agency or similar agency (whether or not having the force of law), and taking into account the Surety Provider's obligations under the other Transaction Documents, any reserve or similar requirement shall be imposed, modified or deemed applicable or, any basis of taxation shall be changed or any other condition shall be imposed, and there shall be any increase in the cost to the Surety Provider of issuing or maintaining the Surety Bonds or of entering into or performing its obligations under this Agreement (including the reduction of any premium, fee or other sum received or receivable hereunder), then Charter shall from time to time, upon demand by the Surety Provider by the submission of the certificate described below, pay to the Surety Provider additional amounts sufficient to compensate it for such increased cost. A certificate setting forth in reasonable detail the amount of such increased cost submitted to Charter by the Surety Provider shall be conclusive and binding for all purposes, absent manifest error.

               (b) If the Surety Provider determines that compliance with any law or regulation or any guideline or request or any written interpretation from any state insurance regulator or other governmental authority, rating agency or similar agency (whether or not having the force of law) which is introduced, implemented or received by the Surety Provider after the date hereof, affects or would affect capital adequacy or the amount of capital required or expected to be maintained by the Surety Provider or any corporation controlling the Surety Provider and that the amount of such capital is increased by or based upon the obligations of the Surety Provider under either of the Surety Bonds, this Agreement or any of the other Transaction

Documents, and other obligations of this type, or has or would have the effect of reducing the rate of return on capital, then, upon demand by the Surety Provider by the submission of the certificate described below, Charter shall pay to the Surety Provider additional amounts sufficient to compensate the Surety Provider in the light of such circumstances, to the extent that the Surety Provider reasonably determines such increase in capital to be allocable to the obligations of the Surety Provider under either of the Surety Bonds or this Agreement. A certificate setting forth in reasonable detail such amounts submitted to Charter by the Surety Provider shall be conclusive and binding for all purposes, absent manifest error.

               SECTION VI.11 Surety Provider's Option to Purchase Low Floater Certificates.

               (a) The Liquidity Agent, on behalf of the Liquidity Banks, hereby grants to the Surety Provider or its designee the option (the "Liquidity Purchase Option"), in lieu of making a payment under the Liquidity Surety Bond, to purchase, at any time after the later of the occurrence of (x) the Liquidity Commitment Termination Date and (y) the presentation of a Notice for Payment under the Liquidity Surety Bond, all of the Liquidity Banks' respective right, title and interest in the Low Floater Certificates at a price equal to the Liquidity Obligations outstanding under the Liquidity Agreement (the "Option Price"). Payments made by the Surety Provider of the Option Price shall be made in immediately available funds to the Liquidity Agent by 2:00 P.M. New York City time on the second Business Day next succeeding the date of receipt of the relevant Notice for Payment, and all calculations of amounts of the principal and interest then accrued and unpaid or otherwise outstanding and all other obligations of the Certificate Issuer under the Liquidity Agreement shall be made as of such day. The Liquidity Purchase Option is irrevocable by the Liquidity Agent for so long as the Surety Provider has any liability under the Liquidity Surety Bond. The Surety Provider may exercise the Liquidity Purchase Option by telephonic notice confirmed in writing by the Surety Provider to the Liquidity Agent immediately upon receipt of such Notice for Payment.

               (b) Any purchase pursuant to the exercise of the Liquidity Purchase Option hereunder will be without recourse to or representation or warranty by the Liquidity Agent other than for a breach by the Liquidity Agent of a representation that all its right, title, and interest in and to the Low Floater Certificates have passed to the Surety Provider free and clear of any Lien created by or arising as a result of actions by the Liquidity Agent.

               (c) Simultaneously with the payment of the Option Price, the Liquidity Agent will deliver the Low Floater Certificates that were Liquidity Provider Certificates held by the Liquidity Agent to the Surety Provider.

               SECTION VI.12 Liquidity Surety Bond Assignment Obligation. In consideration for the issuance of the Liquidity Surety Bond, the Liquidity Agent, on behalf of the Liquidity Banks, as an Insured Party hereby agrees that if the Surety Provider honors all of its payment obligations under the Liquidity Surety Bond, the Liquidity Agent shall, on the Payout Date, transfer, assign, and convey to the Surety Provider, without recourse, representation or warranty, all of its respective right, title and interest in, to and under the following:

                              (i) the Low Floater Certificates;

                              (ii) all UCC-1 Financing Statements filed against
               the Certificate Issuer in connection with the Transaction Documents and all related UCC-3 Financing Statements pursuant to which the Certificate Issuer assigned its right, title and interest in and to the Senior Certificate;

                              (iii) all other Transaction Documents; and

                              (iv) all other documents, instruments, agreements
               and property relating to the foregoing;

and, in addition, the Liquidity Agent, on behalf of the Liquidity Banks, on the Payout Date, shall assign to the Surety Provider, without recourse, representation or warranty, all right, title and interest in, to and under (x) the Advances made under and as defined in the Liquidity Agreement, and (y) the Liquidity Agreement, the Liquidity Security Agreement and all UCC-1 Financing Statements filed against the Certificate Issuer in connection with the Transaction Documents (collectively, all of the foregoing property and interests in property being, the "Acquired Assets") (the obligations of the Insured Parties to transfer, assign, and convey the Acquired Assets is herein collectively referred to as the "Assignment Obligation"). The Liquidity Agent agrees that the transfer, assignment and conveyance of its interest in the Acquired Assets shall become effective automatically on the applicable Payout Date, without any further act by the Surety Provider or the Liquidity Agent; provided, however, that the Surety Provider may request the Liquidity Agent to execute and deliver to the Surety Provider, on or after the applicable Payout Date, the Low Floater Certificates. The Liquidity Agent further agrees that any payments made by the Surety Provider under the Liquidity Surety Bond will not reduce the principal, interest or any other amount payable under the Low Floater Certificates.


                                   ARTICLE VII

                                  MISCELLANEOUS

               SECTION VII.1 Amendments, Third-Party Rights.

               (a) No amendment, waiver or modification of any provision of this Agreement, nor any consent hereunder, shall in any event be effective unless in writing and signed by each of the parties hereto; provided that any amendment, waiver or modification of Section 2.04, 3.04, 3.05, 6.06 or 6.11 or any consent thereunder or to any departure therefrom, insofar as such amendment, waiver, modification or consent would not have a material adverse effect on the Liquidity Agent or the Liquidity Banks, may be effective without the consent of the Liquidity Agent (except that Liquidity Banks must continue to receive the Servicer's Report pursuant to Section 3.04(c)(i)). Any waiver or consent hereunder shall be effective only in the specific instance and for the specific purpose for which given. No amendment to the Surety Bonds shall in any event be effective until each Rating Agency confirms that such amendment would not cause the then current rating assigned to the Low Floater Certificates to be reduced or withdrawn. The parties to this Agreement will give notice of any amendment to this Insurance Agreement, the Owner Trust Agreement, the Certificate Issuer Trust Agreement, the Liquidity Agreement, the Charter Contribution Agreement, the Origination Trust Contribution Agreement and the Certificate Surety Bond to the Administrative Agent at least twenty (20) calendar days prior to the effectiveness of any such amendment.

               (b) This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

               (c) Except as provided herein with respect to participants, reinsurers and parties entitled to indemnification hereunder, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Low Floater Holder, other than the Surety Provider against the Charter Entities, and all the terms, covenants, conditions, promises and agreement contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Administrative Agent nor any Senior Holder or Low Floater Holder shall have any right to payment from any Surety Bond Premiums paid or payable hereunder or under the Owner Trust Agreement or Certificate Issuer Trust Agreement or from any other amounts paid by the Servicer or Charter pursuant to
Article II hereof.

               SECTION VII.2 Notices. Except to the extent otherwise expressly provided herein, all notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (and if sent by mail, certified or registered, return receipt requested) or facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three business days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission, when sent, addressed as follows:

               If to Charter, the Origination Trust, the Owner Trust, the Certificate Issuer Trust, or the Servicer:

               c/o Related Charter LP
               625 Madison Avenue
               New York, New York  10022
               Attention:  President
               Telephone:  (212) 421-5333
               Facsimile:  (212) 593-5794
               also to:

               Attention: Bruce Brown, Senior Vice President
               Telephone:  (212) 421-5333
               Facsimile:  (212) 593-5794

               If to the Surety Provider:

               MBIA Insurance Corporation
               113 King Street
               Armonk, New York  10504
               Telephone:  (914) 273-4545
               Facsimile:  (914) 765-3161

               (a) with respect to any notice of draws under the Surety Bonds, Termination Date, Event of Default, Unmatured Event of Default, Servicer Default, Unmatured Servicer Default, Event of Termination, Unmatured Termination Event or breach of any covenant or agreement hereunder:

               Attention:    Vice President and Manager, IPM Structured Finance

               (b) with respect to the financial statements of Charter and the Servicer and other regular correspondence:

               Attention:    Structured Finance Surveillance



               If to the Administrative Agent:

               First Tennessee Bank National Association
               4385 Poplar Avenue
               Memphis, Tennessee  38117

               Attention:  Dennis Gillespie
               Telephone:  (901) 681-2462
               Facsimile:  (901) 681-2450

               If to the Liquidity Agent:

               Bayerische Landesbank Girozentrale, New York Branch 560 Lexington Avenue, 17th floor
               New York, New York  10022
               Attention:  Scott M. Allison, First Vice President
                            Manager of Public Finance

               Telephone:  (212) 310-9869
               Facsimile:  (212) 310-9868

               SECTION VII.3 No Waiver: Remedies and Severability. No failure on the part of the Surety Provider or the Controlling Person to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided or by law. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the parties hereto and hereunder is unavailable or unenforceable will not affect in any way the ability of such parties to pursue any other remedy available to them. In the event any provision of this Insurance Agreement shall be held to be invalid or unenforceable by any court of competent jurisdiction, such provision shall be ineffective only to the extent of such invalidity or unenforceability, without invalidating the remainder of such provision or any other provisions of this Insurance Agreement.

               SECTION VII.4 Binding Effect; Assignment. This Insurance Agreement shall be binding upon each of Charter, the Origination Trust, the Owner Trust, the Certificate Issuer, the Administrative Agent, the Surety Provider and the Liquidity Agent on behalf of the Liquidity Banks and their respective successors and permitted assigns (which successors and assigns shall include a trustee in bankruptcy), and shall inure to the benefit of each such Person and each of their respective successors and permitted assigns. None of the Charter Entities or the Administrative Agent shall sell, assign or transfer to any Person, or otherwise dispose of, at any time, any of its rights or obligations hereunder or under any of the Transaction Documents, or any of its interests herein or therein, unless:

               (a) such sale, assignment, transfer, or other disposition constitutes a full assignment of all of the Charter Entities' and/or the Administrative Agent's rights and obligations under, and interests in, this Insurance Agreement and the other Transaction Documents, and in all interests in Assigned Assets under the Owner Trust Agreement;

               (b) the Charter Entity and/or the Administrative Agent obtains the prior written consent of the Surety Provider to such sale, assignment, transfer or other disposition (which, in the case of Charter, if such transfer is to an Affiliate, the consent of the Surety Provider shall not be unreasonably withheld); and

               (c) such sale, assignment, transfer or other disposition otherwise complies with the requirements set forth therefor in each of this Insurance Agreement, the other Transaction Documents, any restrictions set forth in the Owner Trust Agreement and the Certificate Issuer Trust Agreement and applicable law.

               Subject to any restrictions set forth in the Liquidity Agreement, the Surety Provider may, with the prior consent of all the Liquidity Banks, assign any of its rights or obligations under this Insurance Agreement, the Liquidity Pledge and Security Agreement or the Surety Bonds or sell, assign or transfer any interest it may acquire in respect of any Assigned Assets, the Owner Trust Agreement or the other Transaction Documents to any Person; provided, however, that

                              (i) any such sale, assignment or transfer shall be
               subject to all applicable restrictions on sales, assignments and transfers of interests that may be applicable under the Owner Trust Agreement and

                              (ii) the Surety Provider shall acquire the prior
               written consent of Charter, the Owner Trust and the Liquidity Agent prior to assigning, delegating or otherwise transferring any obligation of the Surety Provider to make a payment under any Surety Bond.

               Notwithstanding anything to the contrary contained herein, prior to any assignment by the Surety Provider of any of its obligations hereunder or under the Surety Bonds, the Surety Provider shall obtain written confirmation from each Rating Agency that such assignment will not result in a downgrading of the ratings applicable to the Low Floater Certificates.

               SECTION VII.5 Termination of this Insurance Agreement and the Surety Bonds; Continuing Obligations. This Agreement shall create and constitute continuing obligations of the Surety Provider, Charter, Origination Trust, Owner Trust, Certificate Issuer, the Administrative Agent and the Liquidity Agent in accordance with its terms, and such obligations will terminate on the date which occurs after the termination of the Surety Bonds on which the Surety Provider has recovered all of the payments it has made, if any, under the Surety Bonds. The obligation of the Surety Provider to make a payment under the Surety Bonds may be terminated only upon receipt by the Surety Provider of written consent and notice (a "Termination Notice") signed by the Owner Trust, the Certificate Issuer and Liquidity Agent, as Liquidity Agent for the Liquidity Banks, terminating this Insurance Agreement and the Surety Bonds and signed by the Liquidity Agent. Any termination of this Insurance Agreement will be effective only upon the delivery to the Surety Provider of the Surety Bonds, whereupon the Surety Bonds will be canceled and the Surety Provider's liability thereunder will cease except as specified therein with respect to Avoided Payments. The expense provision of Section 6.04 and the indemnity provision of Section 6.05 as well as the reimbursement provisions set forth in Section 2.04 shall survive the termination of this Insurance Agreement until all claims, including without limitation all suits filed as a result thereof, have been finally concluded.

               SECTION VII.6 GOVERNING LAW. THIS INSURANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               SECTION VII.7 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

               (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SURETY BOND OR ANY TRANSACTION CONTEMPLATED HEREBY, THEREBY OR BY THE OWNER TRUST AGREEMENT AND THE CERTIFICATE ISSUER TRUST AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

               (b) Nothing contained in this Agreement shall limit or affect the Surety Provider's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any party hereto or such party's property in the courts of any jurisdiction.

               SECTION VII.8 No Recourse.

               (a) No recourse shall be had for the payment of any amount owing hereunder or any other obligation or claim arising out of or based upon this Agreement against any shareholder, employee, officer, director, or incorporator of the Origination Trust, Owner Trust or the Certificate Issuer except for any claim arising out of the gross negligence or misconduct of such shareholder, employee, officer, director, or incorporator of the Owner Trust or the Certificate Issuer.

               (b) Anything contained in this Agreement or any other Transaction Document to the contrary notwithstanding, all payments to be made by the Owner Trust or the Certificate Issuer under this Agreement shall be made by the Owner

Trust or the Certificate Issuer solely from available cash, which shall be limited to (a) with respect to payments owed by the Owner Trust, the proceeds of collections and other amounts payable on the Bonds, or with respect to payments owed by the Certificate Issuer, the proceeds of amounts paid on the Senior Certificate, and (b) with respect to both the Owner Trust and the Certificate Issuer, amounts received otherwise in connection with any of the Transaction Documents, and (c) amounts paid to the Liquidity Collateral Agent pursuant to the terms of the Liquidity Pledge and Security Agreement (collectively "Available Amounts"). The provisions of this Section shall survive the termination of this Agreement.

               SECTION VII.9 No Bankruptcy. The parties to this Agreement hereby acknowledge that, pursuant to the terms and conditions of this Agreement and the other Transaction Documents, the Origination Trust, Owner Trust and the Certificate Issuer are or may be required, from time to time, to make certain payments to such parties, either as compensation for services rendered, reimbursement for out of pocket expenses, indemnification, or otherwise, as set forth herein and therein. Such parties hereby agree that, notwithstanding any provision of any Transaction Document, (i) the Origination Trust, Owner Trust and the Certificate Issuer shall not make any such payment to any such party,
(ii) the Origination Trust, Owner Trust and the Certificate Issuer shall have no duty, liability or obligation to make any such payment to any such party, (iii) no such payment shall be due from the Origination Trust, Owner Trust or the Certificate Issuer and (iv) no such party shall have any right to enforce any claim against the Origination Trust, Owner Trust or the Certificate Issuer in respect of any such payment, in each case at any time that the Senior Certificate or any Low Floater Certificate is outstanding and no Bankruptcy Event (as defined below) has occurred and is continuing, provided, however, that such payment shall be made if and to the extent that (x) the making of such payment by the Origination Trust, Owner Trust or the Certificate Issuer would not render the Origination Trust, Owner Trust or the Certificate Issuer insolvent and (y) the Origination Trust, Owner Trust or the Certificate Issuer has received funds with respect to such obligations which may be used to make such payment and which funds are not required to make payments when due on the Senior Certificate or Low Floater Certificates; provided, however, that the foregoing shall not be construed to prohibit a drawing on the Liquidity Surety Bond by the Liquidity Agent. As used in this Section the term "Bankruptcy Event" shall mean the entry against the Origination Trust, Owner Trust or the Certificate Issuer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, or the institution of any proceeding against the Origination Trust, Owner Trust or the Certificate Issuer seeking any of the foregoing, and the continuance of any such decree or order, or any such proceeding, in each case unstayed and in effect for a period of 60 consecutive days.

               SECTION VII.10 Non-Petition. The parties to this agreement shall not, prior to the date that is one year and one day after the payment in full of all the Low Floater Certificates, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Owner Trust under any Bankruptcy Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Owner Trust, or ordering the winding up or liquidation of the affairs of the Owner

Trust.

               SECTION VII.11 Counterparts. This Agreement may be executed in any number of separate counterparts by the parties hereto, and each counterpart when so executed shall be deemed to be an original and all such counterparts taken together shall constitute one and the same agreement.

               SECTION VII.12 Captions. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

               SECTION VII.13 Notice of Limitation of Liability. Pursuant to
Section 10.6 of the Origination Trust Agreement and Section 12.7 of the Owner Trust Agreement, all suppliers and Persons with whom the Origination Trust and the Owner Trust do business are on notice that the Shareholders, the Trustees, and the Manager (each as defined in the Origination Trust Agreement) and the Senior Holder, Residual Holder, Trustees and Manager (each as defined in the Owner Trust Agreement) are not liable for the obligations of the Origination Trust or the Owner Trust, and all suppliers and persons shall look solely to the assets of the Origination Trust or the Owner Trust, as the case may be, for payment. The Origination Trust and the Owner Trust are both business trusts created under the Trust Act; but the Board of Trustees or Manager of neither the Origination Trust nor the Owner Trust shall be liable for failure to give notice to such Persons, and any failure to give such notice shall not imply that the Shareholders, the Managing Trustees, the Manager, and the Registered Trustee are liable for the Origination Trust's obligations, nor shall such failure imply that the Senior Holder, Residual Holder, Managing Trustees, the Manager and the Registered Trustee are liable for the Owner Trust's obligations.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                           CHARTER MUNICIPAL MORTGAGE
                           ACCEPTANCE COMPANY

                           By: RELATED CHARTER LP, its Manager

                               By: RELATED CHARTER LLC, its General Partner


                               By: /s/ Stuart J. Boesky
                               ------------------------
                               Name:   Stuart J. Boesky
                               Title:  President & COO


                           CHARTER MAC ORIGINATION TRUST I

                           By: RELATED CHARTER LP, its Manager

                               By: RELATED CHARTER LLC, its General Partner


                               By: /s/ Stuart J. Boesky
                               ------------------------
                               Name:   Stuart J. Boesky
                               Title:  President & COO


                           CHARTER MAC OWNER TRUST I

                           By: RELATED CHARTER LP, its Manager

                               By: RELATED CHARTER LLC, its General Partner


                               By: /s/ Stuart J. Boesky
                               ------------------------
                               Name:   Stuart J. Boesky
                               Title:  President & COO


                           CHARTER MAC FLOATER CERTIFICATE TRUST I

                           By: FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
                               as Certificate Trust Agent, pursuant to the
                               Certificate Issuer Trust Agreement, of CHARTER MAC FLOATER CERTIFICATE TRUST I


                           By: /s/ Stuart J. Boesky
                           ------------------------
                           Name:   Stuart J. Boesky
                           Title:  President & COO


                           MBIA INSURANCE CORPORATION

                           By: /s/ Steven S. Cooke
                           -----------------------
                           Name:    Steven S. Cooke
                           Title:   Director


                           FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Administrative Agent


                           By:  /s/ Dennis Gillespie
                           -------------------------
                           Name:    Dennis Gillespie
                           Title:


                           RELATED CHARTER LP, as Servicer

                           By: RELATED CHARTER LLC, its General Partner


                           By: /s/ Stuart J. Boesky
                           ------------------------
                           Name:   Stuart J. Boesky
                           Title:  President & COO


                           BAYERISCHE LANDESBANK GIROZENTRALE,
                           NEW YORK BRANCH, as Liquidity Agent


                           By: /s/ Scott M. Allison
                           ------------------------
                           Name:   Scott M. Allison
                           Title:  Vice President

                                                                       EXHIBIT A


                             CERTIFICATE SURETY BOND

                                                                       EXHIBIT B


                              LIQUIDITY SURETY BOND

                                                                       EXHIBIT C


                                SCHEDULE OF BONDS

                                   APPENDIX A

               The following definitions are incorporated into and made a part of each Transaction Document (as defined below).

               "Acquired Assets" has the meaning given to such term in Section
6.12 of the Insurance Agreement.

               "Actual Debt Service" means, for any applicable period, scheduled distributions on the Low Floater Certificates plus Surety Bond Premium, all amounts due and owing under the Liquidity Agreement including interest on Advances, Tender Agent fees, Certificate Trust Agent fees, Registered Trustee fees, Certificate Trustee fees, Administrative Agent fees, Servicer fees, Managers fees, and all other financing costs payable during such period by Charter, the Origination Trust, the Owner Trust or the Certificate Issuer pursuant to any Transaction Document.

               "Administration and Custody Agreement" means the Administration and Custody Agreement, dated as of May 21, 1998, by and among the Administrative Agent, the Owner Trust, the Liquidity Collateral Agent and the Servicer.

               "Administrative Agent" means the Administrative Agent and Custodian pursuant to the Administration and Custody Agreement, initially First Tennessee Bank National Association.

               "Affiliate" means with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

               "Alternate Credit Facility" shall mean any instrument delivered pursuant to Section 9.2 of the Owner Trust Agreement in lieu of the Initial Credit Facility.

               "Alternate Liquidity Commitment" means a Liquidity Commitment provided by a Liquidity Bank to replace all or part of the Liquidity Commitment initially provided by a Liquidity Bank upon the termination, expiration or dishonor of such initial Liquidity Commitment.

               "Alternate Liquidity Facility" means any instrument delivered pursuant to Section 9.2 of the Certificate Issuer Trust Agreement in lieu of the Liquidity Agreement.

               "Applicable Laws" means with respect to any Person, all laws, rules and regulations applicable to such Person or its conduct, including, without limitation, all applicable state and federal constitutions, all statutes, rules, regulations and orders of governmental bodies, all orders, judgments and decrees of all courts and arbitrators and all applicable common law and equitable principles relating to the foregoing.

               "Appraised Value" means with respect to a Property, the value of such Property as set forth in the most recent appraisal of the Property.

               "Assign" has the meaning given to such term in Section 2 of the Charter Contribution Agreement.

               "Assigned Assets" has the meaning given to such term in Section 2 of the Charter Contribution Agreement.

               "Assignment" has the meaning given to such term in Section 2 of the Charter Contribution Agreement.

               "Assignment Obligation" has the meaning given to such term in
Section 6.12 of the Insurance Agreement.

               "Authorized Representative" means in the case of Charter, the Manager; in the case of the Origination Trust, the Owner Trust or the Certificate Issuer, the Certificate Trust Agent and any Managing Trustee; and in the case of the Surety Provider, the Administrative Agent or the Liquidity Agent, any Vice President or more senior officer.

               "Avoided Payments" with respect to either Surety Bond has the meaning given to such term in Section 10 of such Surety Bond.

               "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code, as amended).

               "Bankruptcy Law" means any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, or liquidation or similar law, whether now or hereafter in effect.

               "Bond" means each issue of mortgage revenue bonds identified by Charter from time to time on the Bond Schedule.

               "Bond Collateral" means with respect to each Bond, all property and interests in property now or hereafter securing such Bond, and the obligations of the Bond Issuer and/or any Bond Obligor in respect of such Bond, including, without limitation, all contract rights, accounts receivable, accounts, documents, instruments, general intangibles, escrows and Bond Documents.

               "Bond Documents" means with respect to each Bond, those instruments, mortgages, indentures, agreements, guaranties, certificates or other writings, now or hereafter evidencing or securing the obligations of the Bond Issuer and/or any Bond Obligor in respect of such Bond.

               "Bond Issuer" means with respect to each Bond, the state or local government unit, authority or instrumentality that is the issuer of such Bond.

               "Bond Obligor" means with respect to each Bond, each Person directly or indirectly obligated to repay the indebtedness evidenced by such Bond (including any guarantor of any such Person).

               "Bond Schedule" means the schedule attached to the Charter Contribution Agreement, the Origination Trust Contribution Agreement and the Administration and Custody Agreement as Exhibit A, as the same may be supplemented from time to time.

               "Bond Trustee" means with respect to each Bond, the entity acting as trustee for the benefit of the holders of such Bond.

               "Business Day" means any day (a) other than a Saturday, Sunday, or other day in which banking institutions in the City of New York, New York, or in the city in which the principal offices of the Administrative Agent, the Certificate Trust Agent, the Tender Agent, the Liquidity Banks, Remarketing Agent or the Surety Provider are located, are required to be closed, and (b) on which the New York Stock Exchange is open for trading.

               "Capped Bond Value" means, on any date of determination with respect to each Bond, an amount equal to the principal amount of such Bond, or allocable principal portion thereof to the extent such Bond is not in violation of any Concentration Limits.

               "Carrying Value" means with respect to a Bond on any date of determination, the carrying value of such Bond as calculated by the Owner Trust in accordance with FSAS 115 and accepted by the Owner Trust's independent auditors.

               "Cash Consideration" means with respect to each Bond and related Bond Collateral and Assigned Assets, the amount specified with respect to such Bond on the Bond Schedule.

               "Cash Trust Account" means the bank account maintained at the Administrative Agent established by the Owner Trust pursuant to Section 8.1 of the Owner Trust Agreement.

               "Certificate Issuer" means Charter MAC Floater Certificate Trust I, a Delaware business trust, its successors and assigns.

               "Certificate Issuer Trust Agreement" means the amended and restated trust agreement, dated as of May 21, 1998, between the Owner Trust, the Tender Agent and Certificate Trust Agent, and Wilmington Trust Company, as Certificate Trustee.

               "Certificate Surety Bond" has the meaning given to such term in the Insurance Agreement.

               "Certificate Trust Agent" means First Tennessee Bank National Association, as Certificate Trust Agent, pursuant to the Certificate Issuer Trust Agreement, for the Certificate Issuer.

               "Certificate Trust Agent Report" means an accounting report prepared monthly by the Certificate Trust Agent in form reasonably satisfactory to the Surety Provider.

               "Certificate Trustee" means, with respect to the Certificate Issuer, Wilmington Trust Company, not in its individual capacity, but solely as trustee of the Certificate Issuer.

               "Charter" means Charter Municipal Mortgage Acceptance Company, a Delaware business trust.

               "Charter Contribution Agreement" means the contribution agreement, dated as of May 21, 1998, by and between Charter and the Origination Trust.

               "Charter Entity" means each of Charter, the Origination Trust, the Owner Trust and the Certificate Issuer.

               "Closing Date" means with respect to each Bond, the date on which occurs the Assignment of such Bond from Charter to the Origination Trust pursuant to the terms of the Charter Contribution Agreement.

               "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

               "Collateral Value" means with respect to any Eligible Bond on any date of determination, the lowest of:

                              (a) the aggregate Appraised Value of all
               Properties securing such Eligible Bond;

                              (b) the Carrying Value of such Eligible Bond; and

                              (c) the Capped Bond Value of such Eligible Bond.
               The Collateral Value with respect to any Ineligible Bond on any date of determination shall be zero.

               "Collateral Value Ratio" means, on any date of determination, the percentage obtained by dividing the Net Face Amount by the sum of (i) the Net Collateral Value, (ii) the amount then on deposit in the Cash Trust Account, and
(iii) all accrued and unpaid interest on the Eligible Bonds.

               "Collection Account" means the account maintained at the Administrative Agent established pursuant to Section 8.1 of the Owner Trust Agreement.

               "Concentration Limit" means each of the following calculations, with respect to the Bonds held by the Owner Trust:

               (i) Ten Bond Minimum. The Owner Trust shall own at least ten (10) Bonds at all times. For purposes of this definition, each amount held in the Cash Trust Account in an amount equal to one-half of the average outstanding principal amount of the Bonds held by the Administrative Agent shall count as one Bond.

               (ii) One Bond May Not Exceed 20%. At no time shall the outstanding principal amount of any one Bond exceed the sum of 20% of the aggregate principal amount outstanding of all Bonds plus 100% of all amounts held in the Cash Trust Account.

               (iii) Bonds Secured by Properties in California Limited to 30%. At no time shall the aggregate outstanding principal amount of Bonds secured by Properties located in California exceed 30% of the aggregate outstanding principal amount of all Bonds.

               (iv) Bonds Secured by Properties in any State other than California. At no time shall the aggregate outstanding principal amount of Bonds secured by Properties located in any one state (other than California) exceed 20% of the aggregate outstanding principal amount of all Bonds.

               "Contribution Termination Date" means the earlier to occur of (i) the date on which an Event of Termination occurs, and (ii) the Facility Termination Date.

               "Control" (and its correlative forms) has the meaning given to such term in the 1940 Act.

               "Controlling Person" means (i) prior to the occurrence of an Event of Default, the Residual Holder and (ii) on and after the occurrence of an Event of Default, the Surety Provider, unless the Liquidity Pledge and Security Agreement is then in effect and the Liquidity Trigger Date (as defined in the Liquidity Pledge and Security Agreement) has occurred, in which case the Liquidity Agent shall be the Controlling Person.

               "Credit Facility" means initially, the Certificate Surety Bond, or any Alternate Credit Facility delivered in lieu of the Certificate Surety Bond.

               "Credit Facility Account" means the account established pursuant to Section 8.1 of the Owner Trust Agreement.

               "Credit Provider" means the Surety Provider or the provider of an Alternate Credit Facility.

               "Credit Provider Certificate" means the portion of the Senior Certificate paid with the proceeds of a drawing on the Certificate Surety Bond or an Alternate Credit Facility.

               "Custody Account" has the meaning given to such term in Section 3 of the Administration and Custody Agreement.

               "Date of Issuance" means the date on which the conditions specified in Section 2.02 of the Insurance Agreement are satisfied in full and the Surety Provider executes and delivers the Surety Bonds to the Insured Parties or their agents.

               "Debt" means with respect to any Person on any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all non-contingent obligations of such Person to reimburse any bank or other

Person in respect of amounts paid under letters of credit or similar instruments, and (vii) all Debt of others guaranteed by such Person.

               "Debt Service Coverage" means, for any applicable period, all Earnings during such period divided by Actual Debt Service for such period.

               "Default Rate" shall be equal to the greater of (i) the average Prime rate of money center banking institutions plus 200 basis points (2.0%) and
(ii) the rate then payable on the Low Floater Certificates.

               "Deteriorating Property Performance" means with respect to a Property securing a Bond the occurrence of either of the following conditions:

                              (i) At any time of determination, the Net Cash
               Flow from the Property over the preceding twelve months is 10% below the Net Cash Flow from the Property in the twelve months preceding the assignment of the related Bond to the Owner Trust, or

                              (ii) At any time of determination average
               occupancy at such Property during the preceding twelve months is less than 85%.

               "Distribution Account" has the meaning given to such term in
Section 8.1 of the Certificate Issuer Trust Agreement.

               "Distributions" means Senior Certificate Distribution Payments and/or Residual Distributions, as the context requires.

               "Earnings" means, for any applicable period, (i) Interest Revenue during such period less (ii) the average aggregate outstanding principal amount of Bonds during such period times the Pro Forma Servicing Fee.

               "Eligible Assignee" means a commercial bank with a short-term unsecured indebtedness rating of at least A-1 by S&P and P-1 by Moody's, and which is acceptable to the Liquidity Agent, the Liquidity Borrower and the Surety Provider, which acceptance neither the Liquidity Agent, Liquidity Borrower nor the Surety Provider shall unreasonably withhold.

               "Eligible Bonds" means, at any time of determination, all Bonds that are not the Ineligible Bonds.

               "Environmental Law" means collectively all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety or environmental matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

               "Event of Bankruptcy" means the commencement of a case by or against any Bond Obligor under the Bankruptcy Code or under any other Bankruptcy Law.

               "Event of Default" means any event of default specified in
Section 5.01 of the Insurance Agreement.

               "Event of Termination" has the meaning given to such term in
Section 6 of the Charter Contribution Agreement.

               "Facility Limit" means initially $150,000,000, subject to increase or decrease as provided in Sections 2.01(b) of the Insurance Agreement.

               "Facility Termination Date" means May 20, 2003, unless extended by the parties to the Insurance Agreement or determined to have occurred at an earlier date pursuant to Section 5.03(b) of the Insurance Agreement.

               "Fee Letter" means the Fee Letter Agreement, dated as of May 21, 1998, by and between Charter, the Origination Trust, the Owner Trust, the Certificate Issuer and the Surety Provider.

               "Final Distribution Date" means one year after the last scheduled principal payment on the Bonds.

               "Gainshare Account" has the meaning given to such term in Section
8.1 of the Owner Trust Agreement.

               "Gainshare Amount" has the meaning given to such term in Section
8.1 of the Owner Trust Agreement.

               "Gainshare Percentage" means a percentage equal to ten percent (10%) times a fraction the numerator of which is equal to Outstanding Face Amount of Low Floater Certificates and the denominator of which is equal to the sum of the principal amount of the Bonds plus the amount, if any, on deposit in the Cash Trust Account.

               "Gainshare Purchase Subaccount" has the meaning given to such term in Section 6.16 of the Certificate Issuer Trust Agreement.

               "Governmental Approval" means any authorization, permit, consent, approval, license or exemption from, registration or filing with, or report to, any court or Governmental Authority.

               "Governmental Authority" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions.

               "Indemnified Liabilities" has the meaning given to such term in
Section 6.06 of the Insurance Agreement.

               "Indemnitee" has the meaning given to such term in Section 6.05 of the Insurance Agreement.

               "Ineligible Bond" shall have the meaning given to such term in
Section 5 of the Charter Contribution Agreement.

               "Initial Closing Date" shall mean the date on which the first Bond is contributed to the Owner Trust.

               "Initial Credit Facility" means the Certificate Surety Bond.

               "Insurance Agreement" means the Insurance Agreement, dated as of May 21, 1998, by and among Charter, the Surety Provider, the Origination Trust, the Owner Trust, the Certificate Issuer, the Administrative Agent, the Servicer and the Liquidity Agent.

               "Insured Amount," with respect to each Surety Bond shall have the meaning given to such term in such Surety Bond.

               "Insured Party" means (i) with respect to the Certificate Surety Bond, the Owner Trust and (ii) with respect to the Liquidity Surety Bond, the Liquidity Agent as agent for the Liquidity Banks.

               "Interest Account" has the meaning given to such term in Section
8.1 of the Owner Trust Agreement.

               "Interest Revenue" means, for any applicable period, the lower of:

                              (b) the sum of total interest payments on all
               Eligible Bonds actually received by the Owner Trust during such period plus interest earned on amounts held in the Cash Trust Account during such period, and

                              (c) 95% of Net Cash Flow generated by all
               Properties, plus interest earned on amounts held in the Cash Trust Account during such period.

               Funds generated by any sale or refinancing of a Property or a Bond (other than monies constituting payment of contingent interest) or other non-operating source (other than interest earning on amounts held in the Cash Trust Account) shall not constitute Interest Revenue.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Level I Trigger Event" means at any time of determination, the occurrence of any of the following: (i) the Collateral Value Ratio is greater than 50% but not greater than 60% or, (ii) if the Three-Month Average Debt Service Coverage is less than 2, but not less than 1.7; or (iii) if the Pro Forma Debt Service Coverage is less than 1.7 but not less than 1.5. The first date upon which a Level I Trigger Event occurs is a "Level I Trigger Date."

               "Level II Trigger Event" means at any time of determination, the occurrence of any of the following: (i) the Collateral Value Ratio is greater than 60% but not greater than 70% or, (ii) the Three-Month Average Debt Service Coverage is less than 1.7, but not less than 1.35; or (iii) if the Pro Forma Debt Service Coverage is less than 1.5 but not less than 1.25. The first date upon which a Level II Trigger Event occurs is a "Level II Trigger Date."

               "Level III Trigger Event" means at any time of determination, the occurrence of any of the following: (i) the Collateral Value Ratio is greater than 70%; or (ii) if the Three-Month Average Debt Service Coverage is less than 1.35; or (iii) the Pro Forma Debt Service Coverage is less than 1.25.

               "Level IV Trigger Event" means at any time of determination, the occurrence of any of the following: (i) if the Three-Month Average Debt Service Coverage is less than 1.20; or (ii) the Pro Forma Debt Service Coverage is less than 1.10.

               "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the property.

               "Liquidity Agent" means the agent for the Liquidity Banks pursuant to the Liquidity Agreement, initially Bayerische Landesbank Girozentrale, New York Branch, its successor and assigns.

               "Liquidity Agreement" means the Liquidity Agreement, dated as of May 21, 1998, by and among the Owner Trust, Certificate Issuer, the Tender Agent, the Certificate Trust Agent, the Liquidity Agent, the Liquidity Banks named therein and the Surety Provider, as the same may be amended, restated, or supplemented.

               "Liquidity Bank" and "Liquidity Banks" have the meanings given to such terms in the first paragraph of the Liquidity Agreement.

               "Liquidity Bank Default" means the failure of a Liquidity Bank to make payment in full under the Liquidity Agreement when required.

               "Liquidity Collateral" has the meaning given to such term in
Section 2.1 of the Liquidity Pledge and Security Agreement.

               "Liquidity Collateral Agent" means the Liquidity Collateral Agent pursuant to the Liquidity Pledge and Security Agreement, initially the Liquidity Agent.

               "Liquidity Commitment" has the meaning given to such term in the Liquidity Agreement.

               "Liquidity Commitment Fee" has the meaning given to such term in the Liquidity Agreement.

               "Liquidity Commitment Termination Date" has the meaning given to such term in Section 1.01 of the Liquidity Agreement.

               "Liquidity Event of Default" has the meaning given to such term in Section 6.01 of the Liquidity Agreement.

               "Liquidity Facility" means the revolving line of credit described in the Liquidity Agreement, and any Alternate Liquidity Facility, as the same shall be modified, supplemented, amended or extended in accordance with the terms thereof and of the Certificate Issuer Trust Agreement.

               "Liquidity Facility Purchase Subaccount" has the meaning given to such term in Section 6.16 of the Certificate Issuer Trust Agreement.

               "Liquidity Facility Rate" means the rate (or rates) payable (i) as the Senior Certificate Distribution Rate to the Senior Holder on that portion of the Outstanding Face Amount of the Senior Certificate that is equal to the Outstanding Face Amount of the Low Floater Certificates that have become Liquidity Provider Certificates, and (ii) as the Low Floater Certificate Distribution Rate on any Low Floater Certificates that are Liquidity Provider Certificates, which rate shall be equal to the interest rate that is payable, as of such Low Floater Certificate Distribution Payment Date, on the Advance (or Advances) made by the Liquidity Provider to the Certificate Issuer pursuant to the Liquidity Facility with which such Low Floater Certificates were purchased, as determined in accordance with Section 2.06(a) of the Liquidity Agreement.

               "Liquidity Obligations" has the meaning given to such term in
Section 1.01 of the Liquidity Agreement.

               "Liquidity Pledge and Security Agreement" means the Liquidity Pledge and Security Agreement, dated May 21, 1998, by and among the Origination Trust, the Owner Trust, the Certificate Issuer, the Surety Provider, the Administrative Agent, the Liquidity Agent and the Liquidity Collateral Agent.

               "Liquidity Provider" means the Liquidity Banks named in the Liquidity Agreement and the issuer of any Alternate Liquidity Facility, together with their respective successors and assigns.

               "Liquidity Provider Certificates" means all Low Floater Certificates purchased with the proceeds of a drawing under the Liquidity Facility, unless and until the conditions under clauses (1) and (2) of Section 6.17(a) of the Certificate Issuer Trust Agreement have been satisfied.

               "Liquidity Purchase Option" has the meaning given to such term in
Section 6.11 of the Insurance Agreement.

               "Liquidity Surety Bond" has the meaning given to such term in the Insurance Agreement.

               "Liquidity Trigger Date" has the meaning given to such term in
Section 5.1(a) of the Liquidity Pledge and Security Agreement.

               "Low Floater Certificate Distribution Payment" means the amount payable on each Low Floater Distribution Payment Date to the Low Floater Holders as provided in Section 10.1 of the Certificate Issuer Trust Agreement.

               "Low Floater Certificate Distribution Payment Date" means the first Business Day of each month, commencing July 1, 1998.

               "Low Floater Certificate Distribution Rate" means the distribution rate for the Low Floater Certificates as it appears in the Low Floater Certificates.

               "Low Floater Certificate Distribution Rate Determination Date" means Wednesday in each calendar week or, if such Wednesday is not a Business Day, the last Business Day preceding such Wednesday; provided, however, that the first Low Floater Certificate Distribution Rate Determination Date shall be May 27, 1998.

               "Low Floater Certificate Distribution Rate Period" means the seven-day period commencing on the first Thursday, whether or not a Business Day, following the corresponding Low Floater Certificate Distribution Rate Determination Date and running through and including the Wednesday, whether or not a Business Day, of the following calendar week, except (i) the first Low Floater Certificate Distribution Rate Period shall commence on May 21, 1998 and
(ii) the last Low Floater Certificate Distribution Rate Period shall end on the date upon which the events specified in Section 6.7(b) or (c) of the Owner Trust Agreement occur.

               "Low Floater Certificates" means the Low Floater Certificates issued from time to time by the Certificate Issuer pursuant to Section 6.1 of the Certificate Issuer Trust Agreement.

               "Low Floater Holder" means any registered holder of a Low Floater Certificate.

               "Low Floater Redemption Price" has the meaning given to such term in Section 6.4 of the Certificate Issuer Trust Agreement.

               "Management Agreement" means the Management Agreement, dated as of May 21, 1998, by and between Charter and the Manager.

               "Manager" means Related Charter LP, a Delaware limited partnership and its successors and assigns.

               "Material Adverse Change" means, in respect of any Person, a material adverse change in the business, financial condition, results of operations or properties of such Person, which change adversely affects the ability of such Person to perform its obligations under any of the Transaction Documents.

               "Maximum Rate" means for each Senior Certificate Distribution Rate Determination Date, the lesser of (i) twelve percent (12%) per annum and
(ii) the maximum interest rate permitted under applicable law; provided, however, that the Maximum Rate shall never exceed the rate payable from (A) all Bond Interest payable by the Owner Trust for any distribution accrual period less (B) Bond Interest payable on any bonds for which the Administrative Agent receives an opinion of nationally recognized bond counsel to the effect that, as a result of an ongoing default in respect of such Bonds, it is no longer appropriate under federal income tax principles to accrue interest on such Bonds.

               "Moody's" means Moody's Investors Service, Inc., or its successor in interest.

               "Net Cash Flow" means, with respect to a Property for any applicable period, the net operating income of such Property during the applicable period less any leasing commissions, capital expenditures, deferred maintenance, reserves or other capital expenses incurred during such period.

               "Net Collateral Value" means, on any date of determination, the then aggregate Collateral Value of all Eligible Bonds (less any portion of the Collateral Value attributable to any Bond which exceeds any Concentration Limit to the extent such Bond exceeds the applicable Concentration Limit).

               "Net Face Amount" means, on any date of determination, an amount equal to (i) the Outstanding Face Amount of Low Floater Certificates less (ii) the amount then on deposit in the Cash Trust Account.

               "1933 Act" means the Securities Act of 1933, including, unless the context requires otherwise, the rules and regulations thereunder, as amended from time to time.

               "1934 Act" means the Securities Exchange Act of 1934, including, unless the context requires otherwise, the rules and regulations thereunder, as amended from time to time.

               "1939 Act" means the Trust Indenture Act of 1939, including, unless the context requires otherwise, the rules and regulations thereunder, as amended from time to time.

               "1940 Act" means the Investment Company Act of 1940, including, unless the context requires otherwise, the rules and regulations thereunder, as amended from time to time.

               "Nonapproved Bond" has the meaning given to such term in Section
4.03 of the Insurance Agreement.

               "Notice for Payment" has the meaning given to such term in each of the Surety Bonds.

               "Notice of Tender" has the meaning given to such term in Section
6.12 of the Certificate Issuer Trust Agreement.

               "Option Price" has the meaning given to such term in Section 6.11 of the Insurance Agreement.

               "Origination Trust" means Charter MAC Origination Trust I, a Delaware business trust, its successors and assigns.

               "Origination Trust Agreement" means the amended and restated trust agreement, dated as of May 21, 1998, by and among Charter Municipal Mortgage Acceptance Company, the Managing Trustees, and Wilmington Trust Company, as Registered Trustee, as such may be amended, modified, supplemented, or assigned from time to time.

               "Origination Trust Certificate" means a certificate issued by the Origination Trust evidencing a 100% beneficial ownership interest in and to the Origination Trust.

               "Origination Trust Contribution Agreement" means the contribution agreement, dated as of May 21, 1998, by and between the Origination Trust and the Owner Trust.

               "Origination Trust Management Agreement" means the Management Agreement dated as of May 21, 1998 between the Origination Trust and the Manager, as amended from time to time, pursuant to which the Manager will be engaged by the Origination Trust to conduct the business and affairs of the Origination Trust upon the terms and conditions therein.

               "Outstanding Face Amount" means (i) with respect to the Senior Certificate, the face amount of the Senior Certificate, as such may have been increased, or decreased as a result of redemption and (ii) with respect to any Low Floater Certificate, the face amount thereof, in each case, not including any accrued Senior Certificate Distribution Payments or Low Floater Certificate Distribution Payments.

               "Owner Trust" means Charter MAC Owner Trust I, a Delaware business trust, its successors and assigns.

               "Owner Trust Agreement" means the amended and restated trust agreement, dated as of May 21, 1998, by and among Charter MAC Origination Trust I, the Managing Trustees, and Wilmington Trust Company, as Registered Trustee, as such may be amended, modified, supplemented, or assigned from time to time.

               "Owner Trust Management Agreement" means the Management Agreement dated as of May 21, 1998 between the Owner Trust and the Manager, as amended from time to time, pursuant to which the Manager will be engaged by the Owner Trust to conduct the business and affairs of the Owner Trust upon the terms and conditions therein.

               "Payout Date" means the date on which all of the following have occurred; (i) the Liquidity Commitment Termination Date, (ii) all Liquidity Obligations have been paid in full, and (iii) the Surety Provider has satisfied all payment obligations under the Surety Bonds, exclusive of the obligations with respect to Avoided Payments.

               "Periodic Fee" means, collectively, all fees and premiums payable to the Surety Provider pursuant to the Fee Letter on a periodic basis.

               "Person" means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Prime Rate" means the prime rate as published in the Wall Street Journal.

               "Private Placement Memorandum" means the offering circular dated May 21, 1998 prepared in connection with the sale of the Low Floater Certificates.

               "Pro Forma Debt Service" means, for any applicable period, Actual Debt Service plus assumed redemption payments in respect of the Face Amount of Floater Certificates based on a level pay 25-year amortization schedule (assuming the actual rate payable on the Low Floater Certificate in effect on the immediately preceding Payment Date).

               "Pro Forma Debt Service Coverage" means, for any applicable period, all Earnings during such period divided by Pro Forma Debt Service for such period.

               "Pro Forma Servicing Fee" means .125%.

               "Property" means with respect to each Bond, all real property which is subject to any lien securing the obligations of the Bond Issuer and/or any Bond Obligor in respect of such Bond.

               "Purchase Account" has the meaning given to such term in Section
6.16 of the Certificate Issuer Trust Agreement.

               "Purchase Date" has the meaning given to such term in Section
6.12 and Section 6.13 of the Certificate Issuer Trust Agreement.

               "Purchase Price" has the meaning given to such term in Section
6.15 of the Certificate Issuer Trust Agreement.

               "Rating Agency" means "Moody's" and/or "S&P," if each and/or either is currently maintaining a rating on the Low Floater Certificates.

               "Redemption Account" has the meaning given to such term in
Section 8.1 of the Owner Trust Agreement.

               "Registered Trustee" means, with respect to the Origination Trust and the Owner Trust, Wilmington Trust Company, not in its individual capacity, but solely as trustee of the Origination Trust or the Owner Trust, as the case may be.

               "Reimbursement Agreement" means initially the Insurance Agreement, and any Reimbursement Agreement executed in connection with any Alternate Credit Facility.

               "Reimbursement Amount" has the meaning given to such term in
Section 2.04 of the Insurance Agreement.

               "Reimbursement Rate" means a per annum interest rate equal to the greater of (i) Prime Rate plus 2.0% and (ii) the then current rate on the Low Floater Certificates.

               "Remarketing Agent" means Goldman, Sachs & Co., in its capacity as remarketing agent pursuant to the Remarketing Agreement, or any successor remarketing agent appointed by the Owner Trust.

               "Remarketing Agreement" means the Remarketing Agreement, dated as of May 21, 1998, by and between the Remarketing Agent and the Certificate Issuer, together with all amendments or supplements thereto and any remarketing agreement entered into between the

Certificate Issuer and any successor Remarketing Agent.

               "Remarketing Proceeds Subaccount" has the meaning given to such term in Section 6.16 of the Certificate Issuer Trust Agreement.

               "Residual Certificate" means the Residual Certificate issued by the Owner Trust pursuant to the Owner Trust Agreement evidencing a residual beneficial interest in the Owner Trust.

               "Residual Distribution" means the amount payable to the Residual Holder pursuant to Section 8.3 of the Owner Trust Agreement.

               "Residual Holder" means the Person in whose name the Residual Certificate is registered or any Person which is the successor to such Person as a result of a foreclosure or other similar action with respect to the Residual Certificate.

               "Securities Law Opinion" means the legal opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel delivered on the Initial Closing Date to the effect that (i) the offer and sale of the Senior Certificate, the Residual Certificate and the Low Floater Certificates are not subject to registration under the 1933 Act; (ii) none of the Origination Trust, the Owner Trust and the Certificate Issuer is an investment company or a company controlled by an investment company within the meaning of the 1940 Act; and (iii) none of the Origination Trust Agreement, the Owner Trust Agreement or the Certificate Issuer Trust Agreement is required to be qualified under the 1939 Act.

               "Senior Certificate" means the Senior Certificate issued from time to time by the Owner Trust pursuant to the Owner Trust Agreement evidencing beneficial interests in the Owner Trust.

               "Senior Certificate Distribution Payment" means the amount payable on each Senior Certificate Distribution Payment Date to the Senior Holder as provided in Section 8.3(a) of the Owner Trust Agreement representing a portion of the Bond Interest payable at the Senior Certificate Distribution Rate in respect of the Outstanding Face Amount of the Senior Certificate.

               "Senior Certificate Distribution Payment Date" means the first Business Day of each month, commencing July 1, 1998.

               "Senior Certificate Distribution Rate" means the distribution rate applicable to the Senior Certificate determined as provided in Section 6.7 of the Owner Trust Agreement, or with respect to Liquidity Provider Certificates, the Liquidity Facility Rate.

               "Senior Certificate Distribution Rate Determination Date" means Wednesday in each calendar week or, if such Wednesday is not a Business Day, the next Business Day preceding such Wednesday; provided, however, that the first Senior Certificate Distribution Rate Determination Date shall be May 27, 1998.

               "Senior Certificate Distribution Rate Period" means the seven-day period commencing on the first Thursday, whether or not a Business Day, following the corresponding Senior Certificate Distribution Rate Determination Date and running through and including the

Wednesday of the following calendar week, whether or not a Business Day, except
(i) the first Senior Certificate Distribution Rate Period shall commence on May 21, 1998 and (ii) the last Senior Certificate Distribution Rate Period shall end on the date upon which the events specified in Section 6.7(b) or (c) of the Owner Trust Agreement occur.

               "Senior Certificate Gainshare Payment" shall mean the amount payable on each Distribution Payment Date to the Senior Holder as provided in
Section 8.5 of the Owner Trust Agreement.

               "Senior Certificate Redemption Price" has the meaning given to such term in Section 6.5(a) of the Owner Trust Agreement.

               "Senior Holder" means the registered owner of the Senior Certificate issued by the Owner Trust.

               "Servicer" means the party acting as "Servicer" pursuant to the Servicing Agreement, initially Related Charter LP, a Delaware limited partnership.

               "Servicer Default" has the meaning given to such term in the Servicing Agreement.

               "Servicer Termination Notice" has the meaning given to such term in the Servicing Agreement.

               "Servicer Transfer" has the meaning given to such term in the Servicing Agreement.

               "Servicer's Certificate" has the meaning given to such term in the Servicing Agreement.

               "Servicer's Report" has the meaning given to such term in the Servicing Agreement.

               "Servicing Agreement" means the Servicing Agreement, dated as of May 21, 1998, by and among the Servicer, the Owner Trust and the Administrative Agent.

               "Servicing Fees" has the meaning given to such term in the Owner Trust Agreement.

               "Settlement Report" has the meaning given to such term in the Owner Trust Agreement.

               "Special Tax Opinion" means the legal opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel delivered on the Initial Closing Date confirming the opinions set forth in the Private Placement Memorandum under the heading "Certain Federal Income Tax Considerations."

               "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill

Companies, Inc., and any successor thereto.

               "Successor Servicer" has the meaning given to such term in the Servicing Agreement.

               "Surety Bond" means each of the Certificate Surety Bond and the Liquidity Surety Bond.

               "Surety Bond Premium" has the meaning given to such term in the Fee Letter.

               "Surety Provider" means MBIA Insurance Corporation, a New York stock insurance company, its successors and assigns.

               "Tax-Exempt Securities" means (i) securities, other than Bonds, the income on which is excludable from gross income for purposes of federal income taxation and which does not constitute an item of tax preference for purposes of computing the federal alternative minimum tax, which are rated not lower than "Aaa/P-1" by Moody's, or "AAA/A-1" by S&P, or (ii) participation or other interests in tax-exempt mutual funds that, in each case, are rated not lower than "Aaa/P-1" by Moody's, or "AAA/A-1" by S&P.

               "Tender Agent" means First Tennessee Bank National Association, its permitted successors and assigns.

               "Tender Option Termination Event" means the discontinuance of the tender option of the Low Floater Holders upon the occurrence of and during the continuation of a Liquidity Event of Default.

               "Termination Fee" has the meaning given to such term in the Fee Letter.

               "Termination Notice" has the meaning given to such term in
Section 7.05 of the Insurance Agreement.

               "Three-Month Average Debt Service Coverage" means, on any date of determination, the Debt Service Coverage averaged over the three full months most recently ended.

               "Transaction Document" means each of the Insurance Agreement, the Administration and Custody Agreement, the Servicing Agreement, the Charter Contribution Agreement, the Origination Trust Contribution Agreement, the Origination Trust Agreement, the Owner Trust Agreement, the Certificate Issuer Trust Agreement, the Fee Letter, the Liquidity Agreement, the Certificate Surety Bond, the Liquidity Surety Bond, and the Liquidity Pledge and Security Agreement.

               "Transaction Party" means each of the Surety Provider, Charter, the Origination Trust, Owner Trust, the Certificate Issuer, the Administrative Agent, the Certificate Trust Agent, the Servicer, the Manager, the Liquidity Agent (in its capacity as agent for the Liquidity Banks) and the Liquidity Collateral Agent.

               "Transactions" means the transactions contemplated in the Transaction Documents.

               "Transfer" means sale, assignment, conveyance, transfer, gift, pledge, hypothecation, mortgage, exchange or other disposition whether voluntary, involuntary, by operation of law or otherwise.

               "Trigger Event" means a Level I Trigger Event, a Level II Trigger Event, a Level III Trigger Event, or a Level IV Trigger Event.

               "Trust Act" means the Delaware Business Trust Act, 12 Del. C. ss.ss.3801 et. seq., as amended from time to time, or the corresponding provisions of any succeeding law.

               "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

               "Unmatured Event of Default" means the event which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

               "Unmatured Servicer Default" has the meaning given to such term in the Servicing Agreement.

               "Unmatured Termination Event" means any event which, with the giving of notice or the passage of time or both, would constitute a Event of Termination.

               "Voting Securities" has the meaning given to such term under the 1940 Act.